Exhibit 4.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 29, 2018, by and among Attis Industries Inc., a New York corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser,” or in the aggregate, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, the Notes (as defined below), and the Warrants (as defined below) as set forth herein;

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and/or Rule 506(b) promulgated thereunder, the Company will sell and issue to the Purchasers the Notes and the Warrants (as defined below) without registration under the Securities Act; and

WHEREAS, simultaneous with the Closing of the transactions contemplated under this Agreement and the other Transaction Documents, the Company shall use $3,000,000 of the net proceeds from the sale of the Securities hereunder to satisfy its obligations, and the obligations of certain of its subsidiaries (collectively, with the Company, the “Borrowers”), under that certain Amended and Restated Term Loan Note dated April 20, 2018 issued by certain of the Company’s subsidiaries to Goldman Sachs Specialty Lending Holdings, Inc. (“GSSLH”) and together with any Affiliates thereof that are a party to and/or have any rights with respect to the GS Transactions (as defined below), and the release of certain of the Borrowers’ assets from certain security interests granted under that certain Amended and Restated Pledge and Security Agreement, dated as of April 20, 2018, by and between the Borrowers and Goldman Sachs Specialty Lending Group, L.P. (such satisfaction and release, the “GS Transactions”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Transaction Documents (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Amortization Redemption” has the meaning ascribed to such term in the Notes.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(oo).

“Board of Directors” means the board of directors of the Company.

“Borrowers” has the meaning ascribed to such term in the recitals.

“Business Day” means any day except any Saturday, any Sunday, or any day on which the Federal Reserve Bank of New York is closed.

“Buy-In Price” shall have the meaning ascribed to such term in Section 4.1(d).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.2.

“Closing Date” means the Trading Day(s) on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with a Closing, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount as to the Closing, and (ii) the Company’s obligations to deliver the Securities as to the Closing, in each case, have been satisfied or waived.

“Code” shall have the meaning ascribed to such term in Section 3.1(m).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.025 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion” means any conversion of the Notes into shares of Common Stock pursuant to the Notes.

“Conversion Amount” shall have the meaning ascribed to such term in the Notes.

“Conversion Shares” shall have the meaning ascribed to such term in the Notes.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Disclosure Time” means, (i) if this Agreement is signed prior to midnight on any Trading Day, 8:00 a.m. (New York City time) on the Trading Day immediately following such Trading Day, and (ii) if this Agreement is signed after midnight on any Trading Day, 8:00 a.m. (New York City time) on such Trading Day.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(vv).

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“Dollar”, “U.S. Dollar”, “United Stated Dollar”, “$”, “USD” and like expressions means United States of America dollars.

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(o).

“ERISA” shall have the meaning ascribed to such term in Section 3.1(m).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(w).

“Event of Default” shall have the meaning ascribed to such term in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” shall have the meaning ascribed to such term in the Notes.

“Exercise” means any exercise of the Warrants into shares of Common Stock pursuant to the Warrants.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(oo).

“Flow of Funds Memorandum” shall have the meaning ascribed to such term in Section 2.3(a)(xiv).

“Fixed Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Fundamental Transaction” shall have the meaning ascribed to such term in the Notes.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).

“GS Transactions” has the meaning ascribed to such term in the recitals.

“GSSLH” has the meaning ascribed to such term in the recitals.

“GSSLH Letter Agreement” means that certain letter agreement dated August 29, 2018, by and between Goldman Sachs & Co. LLC and the Company.

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(o).

“Indebtedness” means (a) any liabilities for borrowed money or amounts in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

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“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(s).

“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement, by the Company in favor of the secured lenders named therein, in the form attached hereto as Exhibit D.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(vv).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liabilities” means all direct or indirect liabilities, Indebtedness and obligations of any kind of the Company to the Purchaser, howsoever created, arising or evidenced, whether now existing or hereafter arising (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, but not limited to, pursuant to the Notes, this Agreement and/or any of the other Transaction Documents, all accrued but unpaid interest on the Notes, any letter of credit, any standby letter of credit, and/or outside attorneys’ and paralegals’ fees or charges relating to the preparation of the Transaction Documents and the enforcement of the Purchaser’s rights, remedies and powers under this Agreement, the Notes and/or the other Transaction Documents.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Mandatory Redemption” shall have the meaning ascribed to such term in the Notes.

“Mandatory Redemption Amount” shall have the meaning ascribed to such term in the Notes.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(p).

“Maturity Date” shall have the meaning ascribed to such term in the Notes.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(tt).

“Notes” means the Company’s 8% Senior Secured Convertible Promissory Notes due on the one-year anniversary of the Closing Date, to be issued subject to the conditions hereof, at the Closing by the Company to each Purchaser hereunder, in the form of Exhibit A attached hereto.

“Notice of Conversion” shall have the meaning ascribed to such term in the Notes.

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“Notice of Exercise” shall have the meaning ascribed to such term in the Warrants.

“Off-balance Sheet Arrangement” shall have the meaning ascribed to such term in Section 3.1(ss).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” means, as to each Purchaser, the principal amount of the Notes set forth opposite Purchaser’s name in column (2) on the Schedule of Purchaser attached hereto in United States Dollars.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation) that has commenced.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Qualified Subsequent Financing” shall have the meaning ascribed to such term in the Notes.

“Registration Rights Agreement” means that certain Registration Rights Agreement, by and between the Company and the Purchasers, required to be delivered pursuant to Section 2.3 of this Agreement, in the form attached hereto as Exhibit B.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

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“Required Minimum” means, (I) as of any date prior to the filing of the certificate of amendment to the Company’s Certificate of Incorporation approved under the Shareholder Approval (the “Certificate of Amendment”) (provided that such Certificate of Amendment is filed on the Trading Day immediately following the date of effectiveness of Shareholder Approval), a number of shares of Common Stock equal to the sum of (i) 100% of the maximum aggregate number of shares of Common Stock (including all Conversion Shares), then issued or potentially issuable upon conversion in full of the Notes, and (ii) 100% of the maximum aggregate number of shares of Common Stock (including all Warrant Shares), then issued or potentially issuable upon exercise in full of the Warrants or otherwise in any Transaction Document, ignoring any conversion or exercise limits set forth in the Notes and the Warrants, and assuming (a) no Conversions or redemptions of any principal amount of and/or any other payments due under the Notes from the Original Issue Date (as defined in the Notes) through the Trading Day immediately preceding the Maturity Date, (b) no exercise of the Warrants until the Trading Day immediately preceding the Termination Date (as defined in the Warrants), (c) on the Maturity Date and Termination Date, the Notes are fully converted and the Warrants are fully exercised, respectively, and (d) (A) the Notes convert into Common Stock at the Amortization Conversion Rate (as defined in the Notes) as of a determination date, and (B) the Warrants exercise into Warrant Shares at the Exercise Price (as defined in the Warrants) as of any determination date, and (II) as of any date following the filing of the Certificate of Amendment, a number of shares of Common Stock equal to the sum of (i) 300% of the maximum aggregate number of shares of Common Stock (including all Conversion Shares), then issued or potentially issuable upon conversion in full of the Notes, or (ii) 100% of the maximum aggregate number of shares of Common Stock (including all Warrant Shares), then issued or potentially issuable upon exercise in full of the Warrants or otherwise in any Transaction Document, ignoring any conversion or exercise limits set forth in the Notes and the Warrants, and assuming (a) no Conversions or redemptions of any principal amount of and/or any other payments due under the Notes from the Original Issue Date (as defined in the Notes) through the Trading Day immediately preceding the Maturity Date, (b) no exercise of the Warrants until the Trading Day immediately preceding the Termination Date (as defined in the Warrants), (c) on the Maturity Date and Termination Date, the Notes are fully converted and the Warrants are fully exercised, respectively, and (d) (A) the Notes convert into Common Stock at the Amortization Conversion Rate (as defined in the Notes) as of a determination date, and (B) the Warrants exercise into Warrant Shares at the Exercise Price (as defined in the Warrants) as of any determination date.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Securities” means the Notes, the Warrants, the Warrant Shares, the Conversion Shares and any other shares of Common Stock issuable in connection with the Notes and/or the Warrants, including, but not limited to, shares issuable in connection with redemptions and/or conversions of the Notes and/or in connection with the exercise of the Warrants, or otherwise to be issued to a Purchaser pursuant to the Notes, the Warrants and/or the other Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Security Agreement, by and among the Company, any Subsidiary of the Company now joined or joined in the future, and the Purchasers, in the form attached hereto as Exhibit C.

“Security Documents” shall mean the Security Agreement, Subsidiary Guarantee, Intellectual Property Security Agreement and any and all other documents and filing required thereunder in order to grant the Purchasers a first priority security interest in all of the current and subsequently acquiring the assets of the Company and each Subsidiary as provided in the Security Agreement, including all UCC-1 and UCC-3 filing receipts.

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“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Conversion Shares, Warrant Shares and all other shares of Common Stock issuable or potentially issuable in connection with the Notes, the Warrants and the other Transaction Documents, including, but not limited to, as interest, principal, or late fees, Make-Whole Amounts, liquidated damages or otherwise in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Shareholder Approval 14C” has the meaning set forth in Section 4.10 hereof.

“Shareholder Approval Written Consent” means a valid, duly executed and irrevocable written consent of shareholders of the Company (that complies in all respects with the Company’s bylaws and the laws of the Company’s state of incorporation) owning at least a majority of the issued and outstanding shares of Common Stock on the Trading Day immediately preceding the Closing Date, pursuant to which such shareholders provided the Shareholder Approval.

“Shell Company” means an entity that fits within the definition of “shell company” under Section 12b-2 of the Exchange Act and Rule 144.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Notes and the Warrants purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States Dollars and in immediately available funds, provided that FirstFire Global Opportunities Fund, LLC (“FirstFire”) shall exchange $300,000 principal amount of that certain Secured Promissory Noted dated July 10, 2018, by and between the Company and FirstFire, for $300,000 of Subscription Amount.

“Subsequent Financing” has the meaning set forth in the Notes.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof to the extent permitted under the Security Agreement.

“Subsidiary Guarantee” means the Subsidiary Guarantee by each Subsidiary in favor of the Purchasers.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

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“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Documents, including the Security Agreement, Subsidiary Guarantee, the Intellectual Property Security Agreement, the Transfer Agent Instruction Letter, the Flow of Funds Memorandum, and all exhibits and schedules thereto and hereto and any other documents or agreements executed and/or delivered in connection with the transactions contemplated hereunder and thereunder.

“Transfer Agent” means Issuer Direct Corporation, the current transfer agent of the Company, with a mailing address of 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, and a facsimile number of (646) 225-7274, and any successor transfer agent of the Company.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent which instructs the Transfer Agent to issue the Conversion Shares and/or Warrant Shares pursuant to the Transaction Documents, in the form of Exhibit E attached hereto.

“Underlying Shares” means the Warrant Shares and all other shares of Common Stock issued and issuable pursuant to the terms of the Notes, the Warrants and the other Transaction Documents, in each case without respect to any limitation or restriction on the conversion of the Notes or the exercise of the Warrants.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.18.

“Warrants” means each of the Company’s Common Stock Purchase Warrants issued to the Purchasers to purchase up to the aggregate 4,532,500 shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of the Warrants), in the form of Exhibit F attached hereto.

“Warrant Shares” means all shares of Common Stock issuable upon exercise of the Warrants and/or any other securities issuable upon exercise of the Warrants.

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ARTICLE II.
PURCHASE AND SALE

2.1. Purchase. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall sell and issue to each Purchaser, and each Purchaser shall purchase, severally and not jointly, from the Company, the Notes and the Warrants with a Principal Amount equal to the amount set forth opposite the Purchaser’s name in column (2) on the Schedule of Purchasers attached hereto. The purchase of the Notes and Warrants will be completed in a single tranche as provided herein.

2.2. Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser agrees to purchase, the Subscription Amount of the Notes and the Warrants as set forth on the signature page hereto executed by the Purchaser. At the Closing, each Purchaser shall deliver to the Company, via wire transfer to an account designated by the Company, immediately available funds equal to each Purchaser’s Subscription Amount as set forth on the signature page hereto executed by each Purchaser, and the Company shall deliver to each Purchaser its Notes and Warrants as set forth in Section 2.3(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the Closing, as required therein. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4 for the Closing, the Closing shall occur at the offices of Gusrae Kaplan Nusbaum PLLC, or such other location as the parties hereto shall mutually agree, and may by agreement be undertaken remotely by electronic exchange of executed Transaction Documents.

2.3. Deliveries.

(a) On or prior to the Closing Date (except as noted), the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) Notes with a Principal Amount equal to the amount set forth opposite each Purchaser’s name in column (2) on the Schedule of Purchasers attached hereto, registered in the name of each Purchaser, which Notes shall become convertible upon the Company’s receipt of Shareholder Approval in addition to the fulfillment of the other conditions for such Notes to become convertible set forth in the Transaction Documents;

(iii) Warrants to purchase such number of Warrant Shares as is set forth opposite each Purchaser’s name in column (4) on the Schedule of Purchasers attached hereto;

(iv) the Registration Rights Agreement, duly executed by the Company;

(v) the Security Agreement, duly executed by the Company and each Subsidiary, together with all Security Documents duly executed by the parties thereto;

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(vi) the Intellectual Property Security Agreement, duly executed by the Company;

(vii) the Transfer Agent Instruction Letter, duly executed by the Company and the Transfer Agent;

(viii) the opinion of Cozen O’Connor, the Company’s counsel, dated as of the Closing Date;

(ix) a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within sixty (60) days of the Closing Date, provided that in the event the date as of which such certificate was issued is more than ten (10) days prior to the Closing Date, the Company shall also deliver or cause to be delivered a memorandum stating that such Secretary of State (or comparable office) has confirmed that the Company or the Subsidiary, as applicable, confirmed that such entity is in good standing as of the date within ten (10) days of the Closing Date;

(x) a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction, if any, in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within sixty (60) days of the Closing Date, provided that in the event the date as of which such certificate was issued is more than ten (10) days prior to the Closing Date, the Company shall also deliver or cause to be delivered a memorandum stating that such Secretary of State (or comparable office) has confirmed that the Company or the Subsidiary, as applicable, confirmed that such entity is in good standing as of the date within ten (10) days of the Closing Date;

(xi) a certified copy of the Company’s certificate of incorporation, as certified by the Department of State of New York within two (2) days of the Closing Date;

(xii) a certificate executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions, as adopted by the Board of Directors in a form reasonably acceptable to the Purchasers, approving (A) the entering into and performance of this Agreement and the other Transaction Documents and the issuance, offering and sale of the Securities, and (B) the performance of the Company and each of its Subsidiaries of their respective obligations under the Transaction Documents contemplated therein, (ii) the Company’s and each Subsidiary’s certificate of incorporation (or the functional equivalent), and (iii) the Company’s and each Subsidiary’s bylaws (or the functional equivalent), each as in effect at the Closing;

(xiii) the Subsidiary Guarantee;

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(xiv) A memorandum, setting forth the flow of funds and, which shall include the Company’s wire instructions, on Company letterhead, executed by the Chief Executive Officer or Chief Financial Officer (the “Flows of Funds Memorandum”);

(xv) the Shareholder Approval Written Consent;

(xvi) satisfactory evidence that Nasdaq has approved the additional listing of the Warrant Shares and Conversion Shares underlying the Warrants and the Notes;

(xvii)  a duly executed pay-off letter from each of GSSLH, R.L.Vollintine Construction, Inc. and Clayton Struve (i) confirming that all obligations to each such Person has been fully satisfied and each such Person releases the Company and each applicable Subsidiary of the Company from all obligations, (ii) confirming the release and termination of all Liens on all assets of the Company and its Subsidiaries, and (iii) providing the Company with the right to take all actions necessary to remove such Liens, including filing Forms UCC-3 and other documents with all government agencies, including the United States Patent and Trademark Office;

(xviii) executed copies of all documents, agreements, filings and instruments (as well as all other items that do not require execution) that were used in the GS Transaction, including, but not limited to, all Forms UCC-3 and other filings demonstrating that GSSLH has no liens on any assets of the Company and/or any of the Company’s Subsidiaries or Affiliates; and

(xix) such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as each Purchaser or its counsel may reasonably request.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i) this Agreement, duly executed by the Purchaser;

(ii) the Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company payable in accordance with the Flow of Funds Memorandum, in form and substance satisfactory to the Purchaser;

(iii) the Registration Rights Agreement, duly executed by the Purchaser;

(iv) the Security Agreement, duly executed by the Purchaser;

(v) the Intellectual Property Security Agreement, duly executed by the Purchaser; and

(vi) the executed Flow of Funds Memorandum.

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2.4. Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects as at the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Purchasers of the items set forth in Section 2.3(b) of this Agreement; and

(iv) execution and effectiveness of the GS Transactions.

(b) The respective obligations of the Purchasers hereunder are subject to the following conditions being met as at the Closing Date:

(i) the accuracy in all material respects as at the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(iv) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default;

(v) there is no breach of any obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach under the Transaction Documents;

(vi) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vii) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, and without regard to any factors unique to each Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(viii) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market;

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(ix) the Company meets the current public information requirements under Rule 144 in respect of the Conversion Shares and any other shares of Common Stock issuable under the Notes;

(x) the Company has timely filed with the Commission all required reports under Section 13 or 15(d) of the Exchange Act such that it is in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

(xi) the GS Transactions have closed and neither the Company nor any Subsidiary or Affiliate of the Company has any obligations due to GSSLH and/or its Affiliates, and none such Persons have a Lien on any assets of the Company and/or any of the Company’s Subsidiaries or Affiliates; and

(xii) any other conditions contained herein or the other Transaction Documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Company. Except as set forth in the disclosure schedules attached hereto (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser as of the Closing Date:

(a) Subsidiaries. Each Subsidiary of the Company is set forth on Schedule 3.1(a).

(b) Organization and Qualification. The Company and each Subsidiary is each an entity duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization (as applicable), and the Company and each Subsidiary is in good standing, under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the material provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, total assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole; or (iii) a material adverse effect on the Company’s and each Subsidiary’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and each Subsidiary and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, any Subsidiary, the Board of Directors or the Company’s or any Subsidiary’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and each Subsidiary and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company and each Subsidiary in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Upon receipt of the Securities, each of the Purchasers will have good and marketable title to the Securities.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not, except as set forth on Schedule 3.1(d): (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except Liens in favor of the Purchasers) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company and/or any Subsidiary debt or otherwise) or other understanding to which the Company and/or any Subsidiary is a party or by which any property or asset of the Company and/or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company and/or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Sections 4.11 and 4.12 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (v) Shareholder Approval (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares and Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization; Corporate Governance.

(i) The capitalization of the Company as of the Closing Date is as set forth on Schedule 3.1(g)(i), which Schedule 3.1(g)(i) shall also include (A) the number of shares of Common Stock issued and outstanding, and (B) the number of authorized and reserved shares of capital stock of the Company. The Company has not issued capital stock since its most recently filed periodic report under the Exchange Act except as set forth on Schedule 3.1(g)(i), except the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and except pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act except as set forth on Schedule 3.1(g)(i). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents except as set forth on Schedule 3.1(g)(i). There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents except as set forth on Schedule 3.1(g)(i). The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities except as set forth on Schedule 3.1(g)(i). All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(ii) The names and titles of each of the Company’s principal officers, directors and beneficial holders of at least five percent (5%) of the outstanding shares of each class of the Company’s capital stock on a fully diluted basis are as set forth on Schedule 3.1(g)(ii), which Schedule 3.1(g)(ii) shall also include each committee of directors as well as the names and titles of each director currently serving on each such committee.

(h) Solvency and Indebtedness. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(h) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company and each Subsidiary, or for which the Company and/or any Subsidiary has commitments. Except as set forth on Schedule 3.1(h), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(i) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest consolidated audited financial statements included within the SEC Reports, except as set forth in Schedule 3.1(g), Schedule 3.1(j), and Schedule 3.1(n): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any Subsidiary has incurred any liabilities or obligations (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) neither the Company nor any Subsidiary has altered its method of accounting; (iv) neither the Company nor any Subsidiary has declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (v) neither the Company nor any Subsidiary has sold, assigned or transferred any other tangible assets or Intellectual Property Rights, or canceled any debts or claims, except in the ordinary course of business; (vi) neither the Company nor any Subsidiary has suffered any substantial loss contingencies or waived any rights of material value, whether or not in the ordinary course of business; (vii) neither the Company nor any Subsidiary has entered into any acquisition or financing transactions, whether or not in the ordinary course of business, other than with respect to the Transaction Documents; and (v) neither the Company nor any Subsidiary has issued any equity securities to any officer, director or Affiliate, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

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(k) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company and/or any Subsidiary, threatened against or affecting the Company and/or any Subsidiary, or any of their respective properties except as set forth in Schedule 3.1(k), or against or affecting the Company’s and/or any Subsidiary’s current or former officers or directors in their capacity as such, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, and (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company, any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, and Subsidiary or any current or former director or officer of the Company and/or any Subsidiary that is likely to lead to action that can reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company and/or any Subsidiary or any current or former director or officer of the Company and/or any Subsidiary. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(l) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company isn’t a party to a collective bargaining agreement, and the Company believes that its relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) ERISA. Except as set forth in Schedule 3.1(m), to the knowledge of the Company, (i) each material employee benefit plan, within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is maintained, administered or contributed to by the Company or any of its Affiliates for employees or former employees of the Company and has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii) and (iii) above, as would not have a Material Adverse Effect.

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(n) Compliance. Except as set forth in Schedule 3.1(n), neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company and/or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect or is being duly contested in good faith.

(o) Environmental Laws. The Company and each Subsidiary (i) is in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Regulatory Permits. The Company and each Subsidiary possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(q) Title to Assets. The Company and each Subsidiary has good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except as set forth in Schedule 3.1(q) and except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and/or any Subsidiary, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company is held by them under valid, subsisting and enforceable leases with which the Company is in compliance.

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(r) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only) or as set forth on Schedule 3.1(r) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each Subsidiary has performed all obligations required to be performed by it to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) neither the Company nor any Subsidiary has received any notice of default under any Material Agreement, and (iii) to the best of the Company’s knowledge, neither the Company nor any Subsidiary is in default under any Material Agreement now in effect.

(s) Intellectual Property. Schedule 3.1(s) sets forth a list of all Intellectual Property owned, used, licensed and/or sublicensed by the Company and each Subsidiary. Except for exceptions expressly set forth on Schedule 3.1(s), the Company and each Subsidiary (i) has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with their respective businesses as presently conducted and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”); (ii) have not received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement; and (iii) have not received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights except as disclosed in Schedule 3.1(s). The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property rights and intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each Subsidiary is engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. The Company doesn’t have any reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on commercially reasonable terms. Schedule 3.1(t) sets forth as of the date hereof, the Company’s and each Subsidiary’s director and officer insurance coverage and limits.

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(u) Transactions with Affiliates and Employees. Except as disclosed in Schedule 3.1(u), none of the officers or directors of the Company nor any Subsidiary and, to the knowledge of the Company, none of the employees of the Company nor any Subsidiary are presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company nor any Subsidiary; and (iii) other employee benefits.

(v) Payments of Cash. Except as disclosed on Schedule 3.1(v), since December 31, 2017, neither the Company, any Subsidiary, any of their respective directors or officers, or any Affiliates or agents of the Company and/or any Subsidiary, have withdrawn or paid cash to any vendor in an aggregate amount that exceeds Five Thousand U.S. Dollars ($5,000) for any purpose.

(w) Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as described in the most recently filed periodic report under the Exchange Act, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company. Except as set forth on Schedule 3.1(w), the Company and the independent registered public accounting firms identified on Schedule 3.1(hh), have not identified any material weaknesses in the Company’s system of internal accounting controls over financial reporting.

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(x) Certain Fees. Except as set forth on Schedule 3.1(x), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Each Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(y) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market, provided that its approval thereof is obtained prior to the issuance of the Conversion Shares.

(z) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(aa) Registration Rights. Except as set forth on Schedule 3.1(aa) and pursuant to this Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(bb) Listing and Maintenance Requirements; Trading Market Regulation. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(cc) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents), as amended, or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

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(dd) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchasers or their respective agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(ee) No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable Shareholder Approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(ff) No General Solicitation. Neither the Company, any Subsidiary nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(gg) Foreign Corrupt Practices. Neither the Company, any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company and/or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company and/or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of FCPA.

(hh) Independent Registered Public Accounting Firms. The Company’s accounting firms are set forth on Schedule 3.1(hh). To the knowledge and belief of the Company, such accounting firms are independent registered public accounting firms as required by the Exchange Act. To the Company’s knowledge, its accounting firms are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company.

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(ii) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and/or any Subsidiary on the one hand and the accountants and lawyers formerly or presently employed by the Company and/or any Subsidiary on the other hand and the Company and each Subsidiary is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s and/or any Subsidiary’s ability to perform any of its obligations under any of the Transaction Documents.

(jj) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchasers are each acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchasers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchasers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(kk) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ll) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan, and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its respective financial results or prospects.

(mm) Office of Foreign Assets Control. Neither the Company, any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

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(nn) U.S. Real Property Holding Corporation. Neither the Company nor any Subsidiary is and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company shall so certify upon Purchasers’ request.

(oo) Bank Holding Company Act. Neither the Company, any Subsidiary nor any of their Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(pp) Promotional Stock Activities. Neither the Company, its officers, its directors, nor any Affiliates or agents of the Company have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the Commission alleging (i) a violation of the anti-fraud provisions of the federal securities laws; (ii) violations of the anti-touting provisions; (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

(qq) Tax Status. Except as set forth in Schedule 3.1(qq) and except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(rr) Seniority. Except as set forth on Schedule 3.1(rr), as of the Closing Date, no Indebtedness or other claim against the Company is or shall be senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

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(ss) No “Off-balance Sheet Arrangements”. Except as set forth in Schedule 3.1(ss), neither the Company nor any of its Affiliates is involved in any “Off-balance Sheet Arrangements”. For purposes hereof an “Off-balance Sheet Arrangement” means any transaction or contract to which an entity unconsolidated with the Company or any of its Affiliates is a party and under which either the Company or any such Affiliate has: (i) any obligation under a guarantee contract pursuant to which the Company or any of its Affiliates could be required to make payments to the guaranteed party, including any standby letter of credit, market value guarantee, performance guarantee, indemnification agreement, keep-well or other support agreement; (ii) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets; (iii) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Company of any of its Affiliates; and (iv) any liability or obligation of the same nature as those described in clauses (i) through (iii) of this sentence even if of a different name (whether absolute, accrued, contingent or otherwise) that would not be required to be reflected in the Company or any of its Affiliates’ financial statements.

(tt) Money Laundering. The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(uu) Reserved.

(vv) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(ww) Shell Company Status. The Company has never been, and is not presently, an issuer identified as a Shell Company.

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(xx) Investor Relations. Except as set forth in Schedule 3.1(xx), the Company is not currently a party, nor does it intend to become a party, to any agreement pursuant to which the Company will receive investor relations services. All such agreements have been disclosed by the Company in its SEC Reports.

(yy) Reporting Requirements and Form S-3 Eligibility. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d), as applicable, of the Exchange Act. At the time the initial and any subsequent Registration Statement will be declared effective, the Company will meet the then applicable requirements for the use of Form S-3 under the Securities Act and will be eligible to use Form S-3.

(zz) Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Purchasers pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

3.2. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants, jointly and severally, as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject. No approval, waiver, or consent by the Purchaser under any instrument, contract, or agreement to which the Purchaser or any of its Affiliates is a party is necessary to consummate the transactions contemplated hereby.

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(b) Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof and the Closing Date it is, and on each date on which it converts the Notes, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time and the foreseeable future, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received or delivered a term sheet (written or oral) from or to the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of the Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

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ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1. Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, at such transferor’s sole expense in the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the transferring Purchaser under this Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] HAS NOT [HAVE] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Underlying Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or a Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively, in addition to any opinion issued pursuant to Section 4.1(a) hereof. If all or any portion of the Notes are converted or Warrants are exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 (assuming cashless exercise of the Warrants) as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends; provided that the Purchaser shall have previously delivered to the Company all documents required by the Company’s Transfer Agent and/or legal counsel to deliver Underlying Shares that are free of restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend. All fees and expenses relating to the removal of the legend and related items, except for selling or brokerage commissions, shall be borne by the Company, including all Transfer Agent fees and expenses, and all legal fees and expenses of either the Company’s counsel or a Purchaser’s counsel in removing the above legends.

(d) In addition to a Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend, and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by the Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to the Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

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4.2. Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchasers and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3. Furnishing of Information; Public Information.

(a) For as long as the Notes, or portions thereof, are outstanding, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6)-month anniversary of the date hereof and ending at such time that all of the Securities have been sold or may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to each Purchaser’s other available remedies, the Company shall pay to each Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of each Purchaser’s Securities that are directly or indirectly owned by each Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for each Purchaser to transfer the Conversion Shares and/or other shares of Common Stock issued pursuant to the Notes including, but not limited to, in connection with an Amortization Redemption, any Optional Redemption or otherwise pursuant to Rule 144. The payments to which each Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments”. Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one-and-a-half percent (1.5%) per month (prorated for partial months) until paid in full. Nothing herein shall limit each Purchaser’s right to pursue actual damages for the Public Information Failure, and each Purchaser shall have the right to pursue all remedies available to them at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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4.4. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require Shareholder Approval prior to the closing of such other transaction unless Shareholder Approval is obtained before the closing of such subsequent transaction.

4.5. Conversion and Exercise Procedures.

(a) The form of Notice of Conversion included in any Notes sets forth the totality of the procedures required of the Purchasers in order to convert such Notes. Without limiting the preceding sentences, unless required by the Transfer Agent, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Notes. Unless required by the Transfer Agent, no additional legal opinion, Notice of Conversion (other than the Notice of Conversion included in any Notes) or other information or instructions shall be required of the Purchasers to convert such Notes. The Company shall honor conversions of any Notes, and shall deliver Conversion Shares, in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

(b) The form of Notice of Exercise included in any Warrants sets forth the totality of the procedures required of the Purchasers in order to exercise such Warrants. Without limiting the preceding sentences, unless required by the Transfer Agent, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. Unless required by the Transfer Agent, no additional legal opinion, Notice of Exercise (other than the Notice of Conversion included in any Warrants) or other information or instructions shall be required of the Purchasers to exercise such Warrants. The Company shall honor exercises of any Warrants, and shall deliver Warrant Shares, in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6. Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “acquiring person” or such similar term under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

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4.7. Material Non-Public Information. Except as set forth in Schedule 4.7 and except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any of its Subsidiaries, nor any other Person acting on its behalf, will provide the Purchasers or their respective agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such information is disclosed to the public, or the Purchasers shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Purchasers shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8. Use of Proceeds. The Company shall use the net cash proceeds as set forth in Schedule 4.8.

4.9. Indemnification of Purchasers. Subject to the provisions of this Section 4.9, the Company will indemnify and hold the Purchasers and their respective directors, officers, managers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls any Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and each of the respective directors, officers, managers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable out-of-pocket attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any action instituted against the Purchaser Party in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such shareholder or any violations by the Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable out-of-pocket fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (x) for any settlement by the Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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4.10. Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in amount equal to the Required Minimum.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to obtain shareholder approval or Shareholder Approval and amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the seventy-fifth (75th) day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(d) In addition, the Company shall no later than the tenth (10th) calendar day following the Closing Date provide the Purchasers with a copy of the Information Statement on Schedule 14C relating to the Shareholder Approval Written Consent (the “Shareholder Approval 14C”), that was filed with the Commission no later than such tenth (10th) calendar day and which by delivery thereof to the Purchasers such executing shareholders and the Company represent and warrant to the Purchasers that the Shareholder Approval 14C has complied with all Commission rules and regulations. The Company shall on the earliest date permitted by the Commission’s rules and regulations mail to its shareholders a copy of the Shareholder Approval 14C, in compliance with all applicable Commission rules and regulations. The Company shall as soon as possible inform the Purchasers in writing the date such Shareholder Approval will be effective under the applicable rules and regulation of the Nasdaq Stock Market.

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4.11. Securities Laws Disclosure. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of a Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement, and (B) the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (ii).

4.12. Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. In addition, the Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.13. [Intentionally Omitted]

4.14. [Intentionally Omitted]

4.15. [Intentionally Omitted]

4.16. [Intentionally Omitted]

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4.17. Subsequent Equity Sales; Variable Rate Transactions; Other.

(a) [Intentionally Omitted]

(b) So long as the Notes remain outstanding, the Company shall not, directly or indirectly, amend, modify, waive or alter any terms or conditions of any Common Stock Equivalents outstanding as of the date of the Purchase Agreement to decrease the exercise, conversion and/or exchange price, as applicable, thereunder or otherwise increase the aggregate number of shares of Common Stock issuable in connection therewith (other than Common Stock Equivalents issued and outstanding on the date of the Purchase Agreement that are subject to exchange prices or conversion prices adjustable pursuant to anti-dilution protection or in connection with stock splits or combinations).

(c) For a period commencing on the date hereof through and including the date that is the later of (1) twelve (12) months following the date hereof, and (2) the date on which all of the Notes are so redeemed in full in accordance with their terms, including, without limitation, payment in full of the Mandatory Redemption Amount to the Holders of the Notes, and are no longer outstanding, the Company shall be prohibited from effecting or entering into (or publicly announcing or recommending to its stockholders the approval or adoption thereof by such stockholders) any agreement, plan, arrangement or transaction to effect, directly or indirectly, any issuance by the Company of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, without the prior written consent of the Purchasers (which consent may be withheld, delayed or conditioned in the sole discretion of the Purchasers). “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, an at-the-market offering (as defined in SEC Rule 415) or a similarly structured transaction, whereby the Company may issue securities at a future determined price.

(d) So long as the Notes remain outstanding, the Company shall not, directly or indirectly, effect or enter into (or publicly announce or recommend to its shareholders the approval or adoption thereof by such shareholders) any agreement, plan, arrangement or transaction structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(l0) of the Securities Act, without the prior written consent of the Purchasers (which consent may be withheld, delayed or conditioned in the sole discretion of the Purchasers).

(e) So long as the Notes remain outstanding, the Company shall be prohibited from, directly or indirectly, effecting or entering into (or publicly announcing or recommending to its stockholders the approval or adoption thereof by such stockholders) any agreement, plan, arrangement or transaction, including, without limitation, any Subsequent Financing, that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Company to timely perform its obligations under this Agreement, the Notes or the Warrants, including, without limitation, the obligation of the Company to timely (i) deliver shares of Common Stock to any holder of the Notes or the Warrants (or a designee thereof, if applicable) in accordance with this Agreement, the Notes or the Warrants, and/or (ii) repay in cash all outstanding principal and other amounts outstanding under the Notes at maturity or at any other times when payments are required to be made in cash pursuant to the terms of the Notes.

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(f) The Purchasers shall be entitled to obtain injunctive relief against the Company to preclude any such issuance in this Section 4.18 (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right to collect damages.

4.18. [Intentionally Omitted]

4.19. No Frustration. So long as a Purchaser or any of its Affiliates hold any Securities, neither the Company nor any of its Affiliates, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Purchasers (which consent may be withheld, delayed or conditioned in the sole discretion of the Purchasers), effect, enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction (or issue, amend or waive any security), or effect any Subsequent Financing, that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Company to timely perform its obligations under this Agreement, the Notes or the Warrants, including, without limitation, the obligation of the Company to timely (i) deliver shares of Common Stock to any Purchaser (or a designee thereof, if applicable) in accordance with this Agreement, the Notes or the Warrants, and/or (ii) repay in cash all outstanding principal and other amounts outstanding under the Notes at maturity or at any other times when payments are required to be made in cash pursuant to the terms of the Notes.

4.20. Restriction on Redemption and Cash Dividend. Except as expressly set forth in the Notes and the Warrants, so long as any Notes remain outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company and/or any of its Subsidiaries, other than as mandated pursuant to the Company’s Certificate of Incorporation, as amended through the Closing Date, or any mandatory obligations under any promissory notes or shares of preferred stock outstanding as of the date hereof, without the prior written consent of the Purchasers (which consent may be withheld, delayed or conditioned in the sole discretion of the Purchasers).

4.21. [Intentionally Omitted]

4.22. Corporate Existence. So long as any Notes remain outstanding, the Company shall not, directly or indirectly, effect, enter into, be a party to, announce or recommend to its shareholders any Fundamental Transaction, unless (i) the Purchasers shall have provided their prior written consent thereto (which consent may be withheld, delayed or conditioned in the sole discretion of the Purchasers), and (ii) the Company complies in all respects with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

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4.23. Listing. The Company shall use its reasonable best efforts to take all actions necessary to cause all of the Conversion Shares and Warrant Shares that may be issued pursuant to the Notes and the Warrants (without regard to any limitations on conversion or exercise set forth in the Notes and the Warrants set forth therein), to be approved for listing on The Nasdaq Capital Market as of the Closing Date, subject only to official notice of issuance, and shall maintain such listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Notes and the Warrant on The Nasdaq Capital Market or another Trading Market. So long as any of the Securities remain outstanding, the Company shall use its reasonable best efforts to maintain the Common Stock’s listing on The Nasdaq Capital Market or another Trading Market (including, but not limited to, seeking the approval of the shareholders as required by applicable law and applicable rules and regulations of The Nasdaq Capital Market or another Trading Market), and the Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on The Nasdaq Capital Market or other Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.23.

4.24. Anti-Hedging. Each Purchaser, severally and not jointly, represents and warrants to, and covenants and agrees with, the Company that it will not, so long as such Purchaser holds any Notes and there is no existing Event of Default (as defined in the Note), directly or indirectly engage in any shorting or hedging of any securities of the Company, or purchase any financial instrument that is designed to, or that may reasonably be expected to have the effect of, hedging, including but not limited to any put, call, option, short-sale, hedge, straddle or similar transactions in the Company's capital stock, or offsetting a decrease in the market value of any securities of the Company, including a decrease in the market value of any securities held by the Purchaser immediately prior to the Closing Date; provided that nothing herein shall limit a Purchaser’s ability to sell any shares of Common Stock that are that are owned by such Purchaser or that would be deemed held “long” by such Purchaser pursuant to Rule 200 of Regulation SHO of the Exchange Act.

4.25. Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Each Purchaser agrees that is will not act in concert with other shareholders or investors of the Company to influence the voting, control or policies of the Company. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

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ARTICLE V.
MISCELLANEOUS

5.1. Termination. This Agreement may be terminated by each Purchaser, as to the Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before August 31, 2018; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2. Fees, Expenses, Etc.  At and as a condition to the Closing, the Company shall reimburse MEF I, L.P. for all costs and expenses incurred by it or its Affiliates in connection with its due diligence, structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents. Notwithstanding and in addition to the above, the Company shall also pay (i) the legal fees incurred by MEF I, L.P. to Gusrae Kaplan Nusbaum PLLC, legal counsel to the Purchaser, less $20,000 previously paid, and (ii) all documented costs and expenses incurred by such legal counsel including, but not limited to, Lien, judgment, tax, UCC and related searches, and all filing fees including, but not limited to, all UCC-1 Financing Statements, UCC-3 Termination Statements, if any, USPTO filings and all recordation fees, and related costs and expenses (collectively, the “Transaction Expenses”). Such Transaction Expenses shall be withheld by MEF I, L.P. from the Subscription Amount paid to the Company at the Closing; provided, that Company shall promptly reimburse Purchaser and Gusrae Kaplan Nusbaum PLLC on demand for all transaction expenses not so invoiced and/or reimbursed through such withholding at the Closing or otherwise upon the provision of reasonable satisfactory evidence of such expense including, but not limited to, all Lien (UCC, USPTO, etc.), judgment, bankruptcy searches, which will be paid upon delivery of each invoice from the service provider or other Person.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, DTC fees, transfer agent fees, listing fees, if any, fees or broker’s commissions, filing  and/or recordation fees, blue sky fees relating to or arising out of the transactions contemplated hereby and in the other Transaction Documents.  The Company shall pay, and hold the Purchasers harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses as and when incurred) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement and/or any other Transaction Document shall bear its own expenses in connection with the sale of the Securities to the Purchasers. The Company, however, shall be responsible and pay any and all reasonable attorneys’ and other professionals’ fees and expenses  incurred by the Collateral Agent (as defined in the Security Documents) and/or any Purchaser (as and when incurred) after the Closing in connection with or related to: (a) the Transaction Documents and/or any of the transactions contemplated and/or arising therefrom; (b) the administration, collection, or enforcement of the Transaction Documents; (c) the amendment or modification of the Transaction Documents; (d) any waiver, consent, release, or termination under the Transaction Documents; (e) the perfection of Liens on, the protection, preservation, sale, lease, liquidation, or disposition of Collateral (as defined by the Security Documents) or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, regulatory, administrative, arbitration, or out of court proceeding in connection with or related to the Company, each of respective Subsidiaries, Collateral, any of the Transaction Documents and/or any transaction contemplated hereby and/or thereby or otherwise, related to and/or arising therefrom and from any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to the Company, each of its Subsidiaries, the Collateral, the Transaction Documents, including representing the Collateral Agent and each Purchaser in any adversary proceeding or contested matter commenced or continued by or on behalf of the Company and the Subsidiaries’ estate, property and/or any appeal or review thereof. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to a Purchaser.

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5.3. Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties hereto acknowledge have been merged into such documents, exhibits and schedules.

5.4. Notices. Any and all notices or other communications or deliveries to be provided by a Purchaser hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at 12540 Broadwell Road, Suite 2104, Milton, GA 30004, or such other address, facsimile number, or email address as the Company may specify for such purposes by notice to the Purchaser delivered in accordance with this Section 5.4. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service addressed to each Purchaser at the email address, facsimile number, or address of the Purchaser appearing on the books of the Company, or if no such email address, facsimile number, or address appears on the books of the Company, at the principal place of business of such Purchaser. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto prior to 12:00 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

5.5. Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and (a) if prior to the Closing, each Purchaser or (b) if after the Closing, Purchasers which purchased at least 50.1% in interest of the Notes based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

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5.6. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers (other than by merger) (which consent may be withheld, delayed or conditioned in the sole discretion of the Purchasers). Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to a “Purchaser.”

5.8. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.9, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10. Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

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5.11. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever a Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of (i) a rescission of a conversion of any Notes, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice concurrently with the return to the Purchaser of the aggregate conversion price paid to the Company for such shares, or (ii) a rescission of an exercise of Warrants, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares.

5.14. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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5.16. Payment Set Aside. To the extent that the Company makes a payment or payments to a Purchasers pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17. Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by a Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to a Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.18. Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20. Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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5.21. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22. Independent Nature of Purchaser’s Obligations and Rights. The obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with such Purchaser making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring such Purchaser’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Purchaser confirms that each Purchaser has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Purchaser, solely, and not between the Company, its Subsidiaries and the Purchasers collectively and not between and among the Purchasers.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ATTIS INDUSTRIES INC., a New York corporation		Address for Notice:

By:	/s/ Jeffrey S. Cosman	12540 Broadwell Road
Name:	Jeffrey S. Cosman	Suite 2104
Title:	Chief Executive Officer	Milton, Georgia 30004
Attention: Chief Executive Officer
E-Mail: [Email]

With a copy to (which shall not constitute notice):

Cozen O’Connor

One Oxford Centre

301 Grant Street, 41st Floor

Pittsburgh, PA 15219

Attention: Jeremiah G. Garvey, Esq.

e-mail: jgarvey@cozen.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

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[PURCHASER SIGNATURE PAGES TO ATTIS INDUSTRIES INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	MEF I, L.P.

Signature of Authorized Signatory of Purchaser:	/s/ Ari Morris

Name of Authorized Signatory:	Ari Morris

Title of Authorized Signatory:	Portfolio Manager

Email Address of Authorized Signatory:	[Email]

Facsimile Number of Authorized Signatory:	[Fax]

Address for Notice to Purchaser:	Magna Management LLC, 40 Wall Street New York, NY 10005

Subscription Amount:	$1,750,000

EIN Number:	[EIN]

45

[PURCHASER SIGNATURE PAGES TO ATTIS INDUSTRIES INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Anson Investments Master Fund LP

Signature of Authorized Signatory of Purchaser:	/s/ Amin Nathoo

Name of Authorized Signatory:	Amin Nathoo

Title of Authorized Signatory:	Director, Anson Advisors Inc.

Email Address of Authorized Signatory:	[Email]

Facsimile Number of Authorized Signatory:	[Fax]

Address for Notice to Purchaser:	155 University Avenue, Suite 207
Toronto, Ontario, Canada
M5H 3B7
ATTN: AMIN NATHOO

Subscription Amount:	$1,750,000

EIN Number:	[EIN]

46

[PURCHASER SIGNATURE PAGES TO ATTIS INDUSTRIES INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Hudson Bay Master Fund Ltd.

Signature of Authorized Signatory of Purchaser:	/s/ Yoav Roth

Name of Authorized Signatory:	Yoav Roth

Title of Authorized Signatory:	Authorized Signatory

Email Address of Authorized Signatory:	[Email]

Facsimile Number of Authorized Signatory:	[Fax]

Address for Notice to Purchaser:	777 Third Avenue, 30th Floor
New York, NY 10017

Subscription Amount:	$1,000,000

EIN Number:	[EIN]

Address for Delivery of Physical Certificates:	Attn: Kevin Thomas
UBS Securities LLC 1000 Harbor Blvd, 5th Floor Weehawken, NJ 07086 Tel: [Phone]

47

[PURCHASER SIGNATURE PAGES TO ATTIS INDUSTRIES INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	FirstFire Global Opportunities Fund LLC

Signature of Authorized Signatory of Purchaser:	/s/ Eli Fireman

Name of Authorized Signatory:	Eli Fireman

Title of Authorized Signatory:	Managing Partner

Email Address of Authorized Signatory:	[Email]

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:	1040 1st Ave, Ste 190 NY NY 100022

Subscription Amount:	$400,000*

EIN Number:	[EIN]

* Includes the exchange of $300,000 principal amount of that certain Secured Promissory Noted dated July 10, 2018, by and between the Company and FirstFire, for $300,000 of Subscription Amount

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SCHEDULE OF PURCHASERS

(1) Purchaser	(2) Principal Amount of Note	(3) Subscription Amount	(4) Number of Warrant Shares

MEF I, L.P.	$1,942,500.00	$1,750,000	1,618,750
Anson Investments Master Fund LP	$1,942,500.00	$1,750,000	1,618,750
Hudson Bay Master Fund Ltd.	$1,110,000.00	$1,000,000	925,000
FirstFire Global Opportunities Fund LLC	$444,000	$400,000	370,000

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EXHIBIT A

Form of 8% Senior Secured Convertible Promissory Note

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NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: August 29, 2018	Original Principal Amount: $[●] Purchase Price: $[●]

FORM OF
8% SENIOR SECURED
CONVERTIBLE PROMISSORY NOTE
DUE AUGUST 29, 2019

THIS 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE is one of a series of duly authorized and validly issued 8% Senior Secured Convertible Promissory Notes of ATTIS INDUSTRIES INC., a New York corporation (the “Company”), having its principal place of business at 12540 Broadwell Road, Suite 2104, Milton, Georgia 30004, designated as its 8% Senior Secured Convertible Promissory Note due August 29, 2019 (this “Note”, and collectively with the other Notes of such series, the “Notes”).

This Note is being issued at an eleven percent (11%) original issue discount.

FOR VALUE RECEIVED, the Company promises to pay to [●], a [●], or its registered assigns (each, a “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[●] on August 29, 2019 or such earlier date as this Note is required or permitted to be repaid and/or redeemed as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below), and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

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“Alternate Consideration” shall have the meaning set forth in Section 5(d).

“Amortization Conversion Rate” means 80% of the lowest VWAP during the ten (10) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Amortization Redemption Payment Date, provided however, that in no event shall such Amortization Conversion Rate be less than the Conversion Price Floor, provided further, that in the event that the Amortization Conversion Rate would otherwise be less than the Conversion Price Floor, the Company shall pay to the Holder the Conversion Make-Whole Payment on such Amortization Redemption Payment Date, provided further, that in the event that a Holder elects to defer an Amortization Payment as provided for in Section 2(d), the Amortization Conversion Rate to be calculated as of the delivery of the Deferral Notice.

“Amortization Redemption” shall have the meaning set forth in Section 2(d).

“Amortization Redemption Payment Amount” means, with respect to each Amortization Redemption pursuant to Section 2(d) hereof that is paid in (I) cash, the product of: (a) (i) 115%, if the applicable Amortization Redemption Payment Date occurs on or prior to the date that is the 180th calendar day immediately following the Original Issue Date, or (ii) 120%, if the applicable Amortization Redemption Payment occurs on or after the date that is the 181st calendar day immediately following the Original Issue Date, multiplied by (b) the sum of (i) one-tenth (1/10th) of the Original Principal Amount of this Note, (ii) 100% of all accrued and unpaid interest on the principal amount of this Note that is subject to such Amortization Redemption, (iii) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note that is subject to such Amortization Redemption (as applicable), and (iv) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Amortization Redemption Payment Date for such Amortization Redemption, or (II) that is paid in shares of Common Stock (provided such is permitted pursuant to the terms of Section 2(d) hereof), the sum of (i), (ii), (iii) and (iv).

“Amortization Redemption Payment Date” shall have the meaning set forth in Section 2(d).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X for purposes of this definition) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing in writing or takes any corporate action for the purpose of effecting any of the foregoing.

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“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Buy-In” shall have the meaning set forth in Section 4(b)(v).

“Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of at least 50.1% of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

“Closing Date” shall mean August 29, 2018.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the then principal Trading Market, as reported by Bloomberg, or, if the then principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the then principal Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in good faith by an independent, regionally recognized accounting mutually agreeable to the Company and the Holder. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

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“Common Stock” means the common stock of the Company, par value $0.025 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, unit, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion” means any conversion of any Conversion Amount under this Note into shares of Common Stock pursuant to Section 4 herein.

“Conversion Amount” means, with respect to a Conversion pursuant to Section 4 herein, the sum of: (a) the principal amount of this Note to be converted in such Conversion, (b) 100% of the accrued and unpaid interest on the principal amount of this Note to be converted in such Conversion, (c) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note to be converted in such Conversion (as applicable), and (d) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Conversion Date for such Conversion.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Make-Whole Payment” shall mean an amount in cash equal to the product of (A) the value of any obligation of the Company paid to Holder in Conversion Shares on the applicable determination date multiplied by (B) the difference of (i) one (1) minus (ii) the quotient obtained by dividing (a) the applicable Conversion Rate, without regard to the Conversion price Floor by (b) the Conversion Price Floor.

“Conversion Rate” means, as applicable, the Amortization Conversion Rate, the Fixed Conversion Price, the Base Conversion Price and the EOD Conversion Rate.

“Conversion Price Floor” shall mean, prior to effectiveness of Shareholder Approval, $0.20 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of this Note), and thereafter, $0.15 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of this Note).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon Conversion of this Note pursuant to Section 4 hereof in accordance with the terms of this Note.

“Deferral Notice” shall have the meaning set forth in Section 2(d).

“Dollar”, “U.S. Dollar”, “United States Dollar”, “$”, “USD” and like expressions means United States of America dollars.

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“DTC” means the Depository Trust Company.

“DWAC Eligible” means that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including without limitation transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

“EOD Conversion Rate” shall have the meaning set forth in Section 6(b).

“EOD Interest Rate” shall have the meaning set forth in Section 2(e).

“Equity Conditions” means during the period in question: (i) on each day during the period beginning twenty (20) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), all of the Conversion Shares issuable upon conversion of all the Notes (and all other shares of Common Stock issuable in connection with this Note including as a result of redemption, conversion or otherwise) (assuming for purposes hereof that the Notes are convertible at the applicable Conversion Rate, and disregarding any limitation on conversion of the Notes including pursuant to Section 4(d) and Section 4(e)) can be resold pursuant to (a) Rule 144 without the need for registration under any applicable federal or state securities laws and/or the availability of current public information and/or any other limitation, and/or (b) one or more effective Registration Statements filed pursuant to the Registration Rights Agreement and the prospectus contained therein shall be available on such applicable date for the resale of all such shares; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is listed or designated for quotation (as applicable) on a Trading Market and shall not have been suspended from trading on a Trading Market nor shall delisting or suspension by an Trading Market have been threatened (with a reasonable prospect of delisting occurring) or pending either (A) in writing by such Trading Market or (B) by falling below the minimum listing maintenance requirements of the Trading Market on which the Common Stock is then listed or designated for quotation (as applicable); (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion, redemption or otherwise in connection with this Note on a timely basis (including all Conversion Shares as set forth in Section 4 hereof) and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) the issuance to the Holder of the shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(d) or Section 4(e) hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full to the Holder without violating the rules or regulations of the principal Trading Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice or both could constitute an Event of Default; (vii) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure; and (viii) the shares of Common Stock are DWAC Eligible and not subject to a DTC “chill,” (ix) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (x) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (xi) the Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

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“Equity Conditions Failure” means, as applicable, that (i) on any day during the period commencing ten (10) Trading Days prior to the applicable Optional Redemption Notice Date through and including the applicable Optional Redemption Date, (ii) on any day during the period commencing ten (10) Trading Days prior to the applicable Amortization Redemption Payment Date through and including such Amortization Redemption Payment Date, or (iii) with respect to any other date of determination, any day during the period commencing ten (10) Trading Days prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

“Event of Default” shall have the meaning set forth in Section 6(a).

“Event of Default Notice” shall have the meaning set forth in Section 6(b).

“Event of Default Notice Date” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption Amount” means, with respect to an Event of Default Redemption pursuant to Section 6(b) herein, the greater of (i) the product of (a) 135%, multiplied by (b) the sum of (I) the principal amount of this Note that is subject to such Event of Default Redemption, irrespective of when the applicable Event of Default Redemption Date for such Event of Default occurs, (II) 100% of the accrued and unpaid interest on the principal amount of this Note that is subject to such Event of Default Redemption, (III) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note that is subject to such Event of Default Redemption (as applicable), and (IV) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Event of Default Redemption Date for such Event of Default (the sum of (I), (II), (III), and (IV) being “the Sum Amount”), and (ii) the product of (A) the quotient of (x) the Sum Amount, divided by (y) the Event of Default Redemption Rate.

“Event of Default Redemption Date” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption Notice” shall have the meaning set forth in Section 6(b).

“Event of Default Redemption Notice Date” shall have the meaning set forth in Section 6(b).

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“Event of Default Redemption Rate” shall mean the lower of (1) the lowest Closing Sale Price during the period commencing on the tenth (10) Trading Day prior to the earlier to occur of the first date of the Holder learned of such Event of Default or the Event of Default Notice Date through and including the Trading Day immediately preceding date of payment in full of the Event of Default Redemption Amount (the “Redemption Determining Period”), and (2) the lower of (i) Fixed Conversion Price and the Amortization Conversion Rate, and (B) the highest VWAP during the period beginning on the date of the first occurrence of the Event of Default and ending on the date the Event of Default Redemption Amount is paid in full; provided, however, notwithstanding anything to the contrary provided herein or elsewhere, if the Company fails to pay the Event of Default Payment Amount in full in cash within three (3) Trading Days after written notice thereof is delivered to the Company, the Holder may thereafter at any time and from time to time in its sole and absolute discretion convert into shares of Common Stock at a conversion rate equal to the Amortization Conversion Rate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” means the product of (i) the quotient obtained by dividing (a) the initial Subscription Amount paid for this Note divided by (b) the aggregate Subscription Amount paid for all Notes initially issued under the Purchase Agreement multiplied by (ii) 19.99% of the shares of Common Stock issued and outstanding immediately prior to the Original Issue Date.

“Exempt Issuance” means (i) the issuance of Common Stock by the Company pursuant to the terms and conditions of the Purchase Agreement, (ii) the issuance of (a) Conversion Shares upon conversion of this Note or any other Notes issued under the Purchase Agreement in accordance with the terms of such Notes, which for the avoidance of doubt, includes any adjustment to the conversion price prior to conversion hereof or thereof, and (b) Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, which for the avoidance of doubt, includes any adjustment to the exercise price prior to exercise thereof, (iii) the issue of shares of Common Stock or options to employees, officers, directors, consultants, advisors or contractors of the Company (each consultant, advisor and contractor are referred to herein as an “Outside Service Provider”) pursuant to any stock or option plan duly adopted for any such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, provided, in no event shall the aggregate amount of such issuances to Outside Service Providers during the period commencing on the Closing Date and ending on the date no Notes are outstanding, exceed 2,000,000 shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the Closing Date), (iv) securities issued as part of the purchase price for strategic acquisitions, which in no event shall include any issuances of Securities that directly and/or indirectly will be used to raise capital of all such strategic acquisitions, which must have been approved by a majority of the disinterested directors of the Company, and (v) the issuance of Common Stock upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of the Purchase Agreement pursuant to terms and conditions applicable to such Common Stock Equivalents in effect as of the date of the Purchase Agreement and disclosed in filings of the Company with the Commission prior to the date of the Purchase Agreement, provided that such Common Stock Equivalents have not been amended since the date of the Purchase Agreement to increase the number of such Common Stock Equivalents or shares of Common Stock issuable upon the exercise or exchange of or conversion of such Common Stock Equivalents, or to decrease the exercise price, exchange price or conversion price of such Common Stock Equivalents (other than Common Stock Equivalents issued and outstanding on the date of the Purchase Agreement, subject to exchange prices or conversion prices adjustable pursuant to anti-dilution protection or in connection with stock splits or combinations) or to extend the term of such Common Stock Equivalents.

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“Fixed Conversion Price” shall have the meaning set forth in Section 4(b).

“Fundamental Transaction” shall have the meaning set forth in Section 5(d).

“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement, by the Company in favor of MEF I, L.P., a Delaware limited partnership, FirstFire Global Opportunities Fund LLC, a Delaware limited liability company, Hudson Bay Master Fund Ltd., an entity formed in the Cayman Islands and Anson Investments Master Fund LP, an entity formed in the Cayman Islands, as secured lender, dated August 29, 2018.

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Make-Whole Amount” shall have the meaning set forth in Section 2(a).

“Mandatory Redemption” shall have the meaning set forth in Section 7(c).

“Mandatory Redemption Payment Amount and Order” means the amount and order that the Mandatory Redemption Amount is used by the Company to redeem from the Holder amounts due and/or outstanding under this Note in connection with each Mandatory Redemption pursuant to Section 7(c) and Section 7(d) herein as follows: First, 115% of the then accrued and unpaid interest on the principal amount of this Note, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or prior to the date that is the 180th calendar day immediately following the Original Issue Date (120% if such Mandatory Redemption Date occurs on any date following such 180th date), Second, 115% of any Make-Whole Amount payable on or prior to the Mandatory Redemption Date in respect of the principal amount of this Note including with respect to any principal amount of this Note being paid on the Mandatory Redemption Date, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or prior to the date that is the 180th calendar day immediately following the Original Issue Date (120% if such Mandatory Redemption Date occurs on any date following such 180th date), Third, 115% of all liquidated damages, costs of collection and other amounts payable in respect of this Note (other than principal) as of and including the applicable Mandatory Redemption Date for such Mandatory Redemption, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or prior to the date that is the 180th calendar day immediately following the Original Issue Date (120% if such Mandatory Redemption Date occurs on any date following such 180th date), and Fourth, any remaining portion of the Mandatory Redemptions Amount as follows: (i) 115% of the then principal amount of this Note outstanding, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or prior to the date that is the 180th calendar day immediately following the Original Issue Date, and (ii) 120% of the principal amount of this Note then outstanding, if the applicable Mandatory Redemption Date for such Mandatory Redemption occurs on or after the date that is the 180th calendar day immediately following the Original Issue Date.

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“Mandatory Redemption Amount” means, with respect to any given Qualified Subsequent Financing, fifty percent (50%) of the gross proceeds of such Qualified Subsequent Financing in excess of $1,500,000.

“Mandatory Redemption Date” shall have the meaning set forth in Section 7(c).

“Mandatory Redemption Notice” shall have the meaning set forth in Section 7(c).

“Mandatory Redemption Notice Date” shall have the meaning set forth in Section 7(c).

“Maturity Date” shall mean August 29, 2019; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default, or (ii) through the date that is twenty (20) Trading Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Fundamental Transaction Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 4 hereof, and the Conversion Amount would be limited pursuant to Section 4(d) or Section 4(e) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

“New York Courts” shall have the meaning set forth in Section 8(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 7(a).

“Optional Redemption Amount” means, with respect to an Optional Redemption pursuant to Section 7(a) and Section 7(b) herein, the product of: (a) (i) 115%, if the applicable Optional Redemption Date for such Optional Redemption occurs on or prior to the date that is the 180th calendar day following the Original Issue Date, or (ii) 120%, if the applicable Optional Redemption Date for such Optional Redemption occurs on or after the date that is the 181st calendar day following the Original Issue Date, multiplied by (b) the sum of (i) the principal amount of this Note that is subject to the Optional Redemption, (ii) 100% of the accrued and unpaid interest on the principal amount of this Note that is subject to such Optional Redemption, (iii) 100% of the Make-Whole Amount payable in respect of the principal amount of this Note that is subject to such Optional Redemption (as applicable), and (iv) all liquidated damages, costs of collection and other amounts payable in respect of this Note as of the applicable Optional Redemption Date for such Optional Redemption.

“Optional Redemption Date” shall have the meaning set forth in Section 7(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 7(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 7(a).

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“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Permitted Indebtedness” means indebtedness of the Company or any Subsidiary (i) evidenced by this Note, (ii) outstanding on the date hereof and set forth on Schedule 3.1(h) to the Purchase Agreement, provided no such indebtedness shall constitute Permitted Indebtedness if such indebtedness has been incurred and expensed and/or otherwise modified following the date of its original issuance; and/or indebtedness incurred within sixty (60) days prior to the date hereof, other than indebtedness evidenced by the Notes, which in no event shall all or any portion thereof constitute Permitted Indebtedness; (iii) or otherwise disclosed in the Company’s consolidated balance sheet at June 30, 2018, and (iv) indebtedness permitted as set forth on Schedule 2 (the “Schedule Permitted Indebtedness” hereto, provided that such Scheduled Permitted Indebtedness related to the Company or the Guarantors shall not (a) exceed an aggregate amount of $10,000,000 and (b) be repayable prior to the 91st day following the Maturity Date.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries, or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, or (z) that are not overdue by more than thirty (30) days or are being contested in good faith, (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, (e) liens for Indebtedness and other obligations of the Company to the Holder including under this Note and the other Transaction Documents (f) any other lien in favor of the Holders, and (g) Liens permitted as set forth on Schedule 2 hereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

 “Price Failure” means, with respect to a particular date of determination, the Closing Sale Price or Closing Bid Price (as the case may be) of the Common Stock on any Trading Day during the fifteen (15) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $0.20 (as reported by Bloomberg, LP) (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of this Note). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

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“Purchase Agreement” means that certain Securities Purchase Agreement, by and between the Company and the Holder, dated August 29, 2018.

“Qualified Subsequent Financing” means a Subsequent Financing resulting in cash gross proceeds to the Company in an amount equal to or greater than $1,000,000.

“Registration Rights Agreement” means that certain Registration Rights Agreement, by and between the Company and the Holder, dated August 29, 2018.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Required Minimum” means, (I) as of any date prior to the filing of the certificate of amendment to the Company’s Certificate of Incorporation approved under the Shareholder Approval (the “Certificate of Amendment”) (provided that such Certificate of Amendment is filed on the Trading Day immediately following the date of effectiveness of Shareholder Approval), a number of shares of Common Stock equal to the sum of (i) 100% of the maximum aggregate number of shares of Common Stock (including all Conversion Shares), then issued or potentially issuable upon conversion in full of the Notes, and (ii) 100% of the maximum aggregate number of shares of Common Stock (including all Warrant Shares), then issued or potentially issuable upon exercise in full of the Warrants or otherwise in any Transaction Document, ignoring any conversion or exercise limits set forth in the Notes and the Warrants, and assuming (a) no Conversions or redemptions of any principal amount of and/or any other payments due under the Notes from the Original Issue Date (as defined in the Notes) through the Trading Day immediately preceding the Maturity Date, (b) no exercise of the Warrants until the Trading Day immediately preceding the Termination Date (as defined in the Warrants), (c) on the Maturity Date and Termination Date, the Notes are fully converted and the Warrants are fully exercised, respectively, and (d) (A) the Notes convert into Common Stock at the Amortization Conversion Rate (as defined in the Notes) as of a determination date, and (B) the Warrants exercise into Warrant Shares at the Exercise Price (as defined in the Warrants) as of any determination date, and (II) as of any date following the filing of the Certificate of Amendment, a number of shares of Common Stock equal to the sum of (i) 300% of the maximum aggregate number of shares of Common Stock (including all Conversion Shares), then issued or potentially issuable upon conversion in full of the Notes, and (ii) 100% of the maximum aggregate number of shares of Common Stock (including all Warrant Shares), then issued or potentially issuable upon exercise in full of the Warrants or otherwise in any Transaction Document, ignoring any conversion or exercise limits set forth in the Notes and the Warrants, and assuming (a) no Conversions or redemptions of any principal amount of and/or any other payments due under the Notes from the Original Issue Date (as defined in the Notes) through the Trading Day immediately preceding the Maturity Date, (b) no exercise of the Warrants until the Trading Day immediately preceding the Termination Date (as defined in the Warrants), (c) on the Maturity Date and Termination Date, the Notes are fully converted and the Warrants are fully exercised, respectively, and (d) (A) the Notes convert into Common Stock at the Amortization Conversion Rate (as defined in the Notes) as of a determination date, and (B) the Warrants exercise into Warrant Shares at the Exercise Price (as defined in the Warrants) as of any determination date.

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“SEC” or “Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Security Agreement, by and among the Company, any Subsidiary of the Company now joined or joined in the future, and the Holder, dated August 29, 2018.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Subsequent Financing” means any issuance by the Company or any of its Subsidiaries for capital-raising purposes of (i) Common Stock or Common Stock Equivalents for cash consideration, (ii) Indebtedness, and/or (iii) a combination of units thereof.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) of the Purchase Agreement and shall also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof, to the extent permitted under the Security Agreement.

“Subsidiary Guarantee” means the Subsidiary Guarantee by each Guarantor (as defined in the Security Agreement) in favor of the Holders.

“Successor Entity” shall have the meaning set forth in Section 5(d).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; or the New York Stock Exchange.

“Transaction Documents” means the Notes (including this Note), the Warrants, the Purchase Agreement, the Registration Rights Agreement, the Security Agreement, the Subsidiary Guarantee, the Intellectual Property Security Agreement, the Flow of Funds Memorandum, all other security related instruments, agreements, documents and filings, and all exhibits and schedules thereto and hereto and any other documents or agreements and/or delivered in connection with the transactions contemplated hereunder.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities (as defined in the Purchase Agreement) then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg, LP) of the Common Stock on the then principal Trading Market on any Trading Day during the fifteen (15) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $125,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the sale of this Note). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Volume Failure Measuring Period.

“Warrants” means the Company’s Common Stock Purchase Warrants issued to the Holders to purchase up to the aggregate 4,083,333 of shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of the Warrants).

Section 2. Amortization and Interest.

a) Payment of Interest. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 8% per annum, payable monthly on the first (1st) day of each month, beginning on the first such date after the Original Issue Date, on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed), on each Event of Default Redemption Date (as to that principal amount then being redeemed), on each Amortization Redemption Payment Date (as to that principal amount then being redeemed), on each Mandatory Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in whole or in part, in cash, or provided no Equity Condition Failure, in shares of Common Stock at the lesser of (i) the Fixed Conversion Price, and (ii) the Amortization Conversion Rate. With respect to any principal amount of this Note being converted or redeemed hereunder on any Conversion Date, Optional Redemption Date, Event of Default Redemption Date, Amortization Redemption Payment Date or Mandatory Redemption Date (as applicable) that occurs on or and prior to the Maturity Date, and in addition to the amount of interest payable to the Holder in accordance with the immediately preceding sentence of this Section 2(a) on such Conversion Date, Optional Redemption Date, Event of Default Redemption Date, Amortization Redemption Payment Date or Mandatory Redemption Date (as applicable), the amount of interest that would have accrued with respect to such principal amount of this Note being converted or redeemed hereunder at the applicable interest rate hereunder for the period from such applicable Conversion Date, Optional Redemption Date, Event of Default Redemption Date, Amortization Redemption Payment Date or Mandatory Redemption Date (as applicable) through and including the Maturity Date (such additional interest amount, the “Make-Whole Amount”), shall be guaranteed and shall be accelerated and payable to the Holder in connection with the conversion or redemption of this Note on any such applicable Conversion Date, Optional Redemption Date, Event of Default Redemption Date, Amortization Redemption Payment Date or Mandatory Redemption Date (as applicable).

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b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Reserved.

d) Amortization Payments. Commencing on the date that is ninety (90) days after the Original Issue Date, and continuing on the first (1st) Trading Day of each of the following nine (9) successive months thereafter (each an “Amortization Redemption Payment Date”), until no principal amount of this Note is outstanding, the Company shall redeem (each, an “Amortization Redemption”), one-tenth (1/10th) of the Original Principal Amount of this Note by paying to the Holder on each Amortization Redemption Payment Date, the Amortization Redemption Payment Amount. Each Amortization Redemption Payment Amount shall, at the option of the Company, be paid in whole or in part, in cash, or provided no Equity Conditions Failure, in shares of Common Stock at the lesser of (i) the Fixed Conversion Price, and (ii) the Amortization Conversion Rate. Notwithstanding anything to the contrary contained in this Section 2(d), the Holder, at its option, during each month that this Note remains outstanding, shall be entitled to accelerate up to three (3) future Amortization Redemptions and demand such corresponding Amortization Redemption Payment Amounts to be paid in Common Stock at the lesser of (i) the Fixed Conversion Price, and (ii) Amortization Conversion Rate. For example, if the first (1st) Amortization Redemption Payment Amount is due on November 15, 2018, the Holder, at its option, shall be entitled to accelerate all or any portion of the fourth (4th) Amortization Redemption Payment Amount (which originally would have been due on February 15, 2019), the third (3rd) Amortization Redemption Payment Amount (which originally would have been due on January 15, 2019), and the second (2nd) Amortization Redemption Payment Amount (which originally would have been due on December 15, 2018) and demand such payments at any time during the month of November, 2018, in Common Stock at the lesser of (i) the Fixed Conversion Rate, and (ii) the Amortization Conversion Rate. Furthermore, notwithstanding anything to the contrary contained in this Section 2(d), any Holder, at its option and without regard to the actions of any other Holder, shall be entitled to defer by delivery of written notice (each such notice, a “Deferral Notice”) each and any Amortization Payment in its sole discretion and for as long as it wishes to defer such Amortization Payment and receive such payments in Common Stock pursuant to the Amortization Conversion Rate, to be calculated as of the delivery of the Deferral Notice. Such Deferral Notice shall be effective upon delivery to the Company, and any Amortization Payment shall be settled no later than two (2) Trading Days after delivery of the Deferral Notice to the Company.

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e) Event of Default Interest Rate. If an Event of Default occurs, interest shall accrue from the date of such Event of Default at the rate equal to the lesser of (i) eighteen (18%) percent per annum, and (ii) the maximum amount permitted by New York law (the lesser of (i) and (ii) being the “EOD Interest Rate”). In the event that such Event of Default is subsequently cured, the adjustment to the interest rate referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure of such Event of Default.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) and Section 4(e) hereof). The Holder shall effect Conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the Conversion Amount to be converted and the date on which such Conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Except as required by the Transfer Agent, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect Conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, Make-Whole Amounts (as applicable) and other amounts payable in respect of this Note, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to 100% (irrespective of any higher percentage used in calculating the Conversion Amount hereunder as set forth in the definition of “Conversion Amount”) of the principal amount of this Note to be converted in such Conversion. The Holder and the Company shall maintain a Conversion Schedule showing the principal amount(s) converted and the date of such Conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

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b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.60, subject to adjustment as provided elsewhere in this Note (the “Fixed Conversion Price”). Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Conversion Amount. The number of Conversion Shares issuable upon a Conversion of any Conversion Amount hereunder shall be determined by the quotient obtained by dividing (x) such Conversion Amount by (y) the Fixed Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date (as defined in the Registration Rights Agreement), shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note and (B) a bank check in the amount of accrued and unpaid interest. On or after the earlier of (i) the six-month anniversary of the Original Issue Date or (ii) the Effectiveness Date of the Initial Registration Statement (as defined in the Registration Rights Agreement), the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the DTC or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the sole cost and expense of the Company, shall obtain a legal opinion that is acceptable to the Holder in its sole and absolute discretion, to allow for such sales under Rule 144.

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iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding Conversion Amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought. If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein. If the injunction is obtained, the Company must post a surety bond for the benefit of the Holder in the amount of one hundred fifty percent (150%) of the outstanding Conversion Amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of seeking such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed Conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such Conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to the Required Minimum (the “Reserve Amount”) for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other Holders of the Notes). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Fixed Conversion Price or round up to the next whole share.

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viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note.

e) Exchange Cap. Until Shareholder Approval is effective, the Company shall not issue any shares of Common Stock upon conversion of this Note (or otherwise pursuant to the terms of this Note), if the issuance of such shares of Common Stock (taken together with any shares of Common Stock issuable upon conversion of each of the other Notes, would exceed the Exchange Cap.

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Section 5. Certain Adjustments.

a) Anti-Dilution. If, at any time and from time to time while this Note is outstanding, the Company and/or any Subsidiary sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Fixed Conversion Price on such date of the Dilutive Issuance), then the then Fixed Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(a) in respect of any Exempt Issuance pursuant to clauses (i), (ii), (iii) or (v) of thereof. The Company shall notify the Holder in writing, no later than two (2) Trading Days following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(a), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(a), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

b) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5 shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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d) Pro Rata Distributions. While this Note is outstanding, the Company shall not declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”). In the event that the Note is repaid at the time of such Distribution, the Holder shall not be entitled to participate in such Distribution. If the Holder and the Company mutually agree, and the Note is not repaid at the time of such Distribution, then the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) and Section 4(e) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) and Section 4(e) on the conversion of this Note). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall use its reasonable best efforts to cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and any document ancillary hereto, in accordance with the provisions of this Section 5(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Fixed Conversion Price. Whenever the Fixed Conversion Price is adjusted pursuant to any provision of Section 5(a), the Company shall promptly deliver to each Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

h) Subsequent Equity Sales; Variable Rate Transactions; Other.

(1) So long as this Note remains outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, issue, enter into any agreement to issue or publicly announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (or a combination of units thereof), or recommend to its stockholders the approval or adoption thereof by such stockholders, without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder). The restrictions contained in this Section 5(g)(1) shall not apply to an Exempt Issuance.

(2) So long as this Note remains outstanding or the Holder holds any Securities (as defined in the Purchase Agreement), the Company shall not, directly or indirectly, amend, modify, waive or alter any terms or conditions of any Common Stock Equivalents outstanding as of the date of the Purchase Agreement to decrease the exercise, conversion and/or exchange price, as applicable, thereunder or otherwise increase the aggregate number of shares of Common Stock issuable in connection therewith (other than Common Stock Equivalents issued and outstanding on the date of the Purchase Agreement that are subject to exchange prices or conversion prices adjustable pursuant to anti-dilution protection or in connection with stock splits or combinations).

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(3) During the period commencing on the Original Issue Date through and including the date that is the later of (i) twelve (12) months following the Original Issue Date and (ii) the date that this Note is no longer outstanding, the Company and each Subsidiary of the Company shall be prohibited from effecting or entering into (or publicly announcing or recommending to its shareholders the approval or adoption thereof by such shareholders) any agreement, plan, arrangement or transaction to effect, directly or indirectly, any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder). “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, an at-the-market offering (as defined in SEC Rule 415) or a similarly structured transaction, whereby the Company may issue securities at a future determined price.

(4) So long as this Note remains outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, effect or enter into (or publicly announce or recommend to its shareholders the approval or adoption thereof by such shareholders) any agreement, plan, arrangement or transaction structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(l0) of the Securities Act, without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder).

(5) So long as this Note remains outstanding, the Company and each of its Subsidiaries shall be prohibited from, directly or indirectly, effecting or entering into (or publicly announcing or recommending to its shareholders the approval or adoption thereof by such shareholders) any agreement, plan, arrangement or transaction, including, without limitation, any Subsequent Financing, that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Company and/or a Subsidiary to timely perform its obligations under the Purchase Agreement, this Note, the Warrants and/or the other Transaction Documents, including, without limitation, the obligation of the Company to timely (i) deliver shares of Common Stock to any Holder of the Notes (or a designee thereof, if applicable) in accordance with the Purchase Agreement or the Notes and/or (ii) repay in cash all outstanding principal and other amounts outstanding under the Notes at maturity or at any other times when payments are required to be made in cash pursuant to the terms of the Notes whether pursuant to a redemption and/or otherwise.

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(6) The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance in this Section 6 (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right to collect damages.

i) Issuance Price. So long as this Note remains outstanding, except with respect to any Exempt Issuance pursuant to clauses (i), (ii), (iii) or (v) of thereof, the Company shall not issue shares of Common Stock or Common Stock Equivalents at a price lower than $0.20 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the sale of this Note) (subject to adjustment in accordance with Section 5(a)) without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder).

Section 6. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any failure to pay any amount of principal, interest, Make-Whole Amount, liquidated damages or other amounts as and when the same shall become due and payable under any of the Notes and/or any of the other Transaction Documents (whether on a Conversion Date, Amortization Redemption Payment Date, Optional Redemption Date, Event of Default Redemption Date, Mandatory Redemption Date, the Maturity Date and/or any other date when any funds are due to be redeemed, converted and/or otherwise paid to the Holder by the Company and/or any Subsidiary, whether by acceleration or otherwise), including, without limitation, any failure to pay any redemption payments, amortization payments or amounts thereunder, or under any other Transaction Document (as defined in the Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay interest and Make-Whole Amounts when and as due, in which case only if such failure is not cured within three (3) Trading Days;

ii. the Company and/or any Subsidiary shall fail to observe, perform and/or breaches any material covenant, provision, or agreement contained in any of the Notes (other than payment failures set forth in Section 6(a)(i) above, a breach by the Company of its obligations to deliver Conversion Shares to the Holder upon conversion of this Note, which such certain breach is addressed in Section 6(a)(ix) below and any other failure, breaches and/or other events covered by another provision of this Section 6(a)); (ii) the Warrants (a breach by the Company of its obligations to exercise the Warrants, issue Common Stock, and any other failure, breaches and/or other events covered by another provision of this Section 6(a)); and/or (iii) any of the other Transaction Documents (except those covered in any other provision if this Section 6(a)), which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure is sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure;

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iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below), provided that the foregoing results in a Material Adverse Effect;

iv. any material representation or warranty made in any of the Notes, any other Transaction Documents, any written statement pursuant hereto or thereto, any other agreement, contract, lease, document or instrument to which the Company or any Subsidiary is obligated (including those covered by clause (vi) below), or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made and results in a Material Adverse Effect made and in light of the circumstances under which they were made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit and/or loan agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000 whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the suspension from trading or quotation of the Common Stock, or the failure of the Common Stock to be eligible for listing or quotation on a Trading Market for a period of five (5) consecutive Trading Days;

viii. the Company shall fail for any reason to deliver certificates to a Holder prior to the second (2nd) Trading Day after a Conversion Date or any other date shares of Common Stock are required to be delivered to the Holder pursuant to Section 4(c) or otherwise, or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of this Note in accordance with the terms hereof;

ix. the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), which failure is not cured, if possible to cure, within five (5) Trading Days after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Company files a Form 12b-25 for such report;

x. the Company shall fail to maintain the Reserve Amount and such failure is not cured within five (5) Trading Days;

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xi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

xii. the Company shall fail to obtain all necessary approvals of the issue and sale of all shares of Common Stock issuable in connection with the Note, the Warrants and/or Transaction Documents, including, but not limited to, all Conversion Shares and Warrant Shares, and other shares of Common Stock issuable as payment of principal, interest, liquidation damages, Make-Whole Amounts and or otherwise, consistent with the rules and regulations of the principal Trading Market within twenty-five (25) days of the Closing Date;

xiii. any Person shall breach any agreement delivered to the Holder pursuant to Section 2.2 of the Purchase Agreement;

xiv. the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

xv. any Change of Control occurs other than in compliance with Section 5 of the Notes and the Purchase Agreement;

xvi. the Security Documents (as defined in the Security Agreement) shall for any reason fail or cease to create a separate valid and perfected and first priority Lien on the Collateral (as defined in the Security Agreement) in favor of each of the Secured Parties (as defined in the Security Agreement) and such breach remains uncured for a period of three (3) Business Days;

xvii. any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company, if any such event or circumstance could have a Material Adverse Effect.

xviii. the Initial Registration Statement (as defined in the Registration Rights Agreement) shall not (a) have been filed with the Commission on or prior to the Filing Date (as defined in the Registration Rights Agreement), and (b) the Company does not meet the current public information requirements under Rule 144 in respect of the Registrable Securities (as defined under the Registration Rights Agreement);

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xix. if, during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of any Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under a Registration Statement for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; or

xx. any violation and/or breach of Section 4.10(d) of the Purchase Agreement.

b) Remedies Upon Event of Default. If an Event of Default occurs with respect to this Note, then, at the Holder’s election, all or any portion of the outstanding principal amount of this Note, plus accrued but unpaid interest thereon, Make-Whole Amounts, liquidated damages and other amounts owing in respect thereof through the Event of Default Redemption Notice Date, shall accelerate and become immediately due and payable in cash and shall be redeemed by the Company at a redemption price equal to the Event of Default Redemption Amount on the applicable Event of Default Redemption Date in accordance herewith. After the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at the EOD Interest Rate. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within one (1) Business Day of becoming aware of such Event of Default deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of (i) the date of the Holder’s receipt of an Event of Default Notice (the “Event of Default Notice”) and (ii) the Holder becoming aware of an Event of Default, (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) on the sixtieth (60th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date (the “Event of Default Redemption Date”), the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company and the date such Event of Default Redemption Notice is deemed delivered to the Company (the “Event of Default Notice Date”), which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem (i) the portion of this Note the Holder is electing to redeem in such Event of Default Redemption and the total Event of Default Redemption Amount to be paid by the Company to the Holder in cash in such Event of Default Redemption pursuant to this Section 6(b), (ii) the Event of Default Redemption Date the Company is required to pay such Event of Default Redemption Amount to the Holder in cash, and (iii) the allocation of such Event of Default Redemption Amount between this Note and any other Notes held by the Holder.

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Notwithstanding anything to the contrary provided herein or elsewhere, commencing upon the date of an Event of Default, the then Fixed Conversion Price, Amortization Conversion Rate and/or any other Conversion price set forth herein shall automatically be adjusted to equal the lower of (i) the applicable Conversion price then in effect (i.e. the Fixed Conversion Price, the Amortization Conversion Price or others), and (ii) 70% of the lowest VWAP during the ten (10) day consecutive Trading Days ending on the Trading day immediately prior to the relevant Conversion Date or any other conversion of any amounts owed under this Note to the Holder including, but not limited to, any conversion of the Event of Default Redemption Amount (the “EOD Conversion Rate”), provided that in no event shall such EOD Conversion Rate be less than the Conversion Price Floor, provided further, that in the event that the EOD Conversion Rate would otherwise be less than the Conversion Price Floor, the Company shall pay to the Holder the Conversion Make-Whole Payment on such Conversion Date. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder; and all other rights and remedies of the Holder shall be preserved. To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6, but subject to Section 4(d) and Section 4(e), at any time prior to the date the Event of Default Redemption Amount is paid in full, the Event of Default Redemption Amount submitted for redemption under this Section 6(b) may be converted, in whole or in part, by the Holder, at its option and in its sole discretion, into Common Stock pursuant to and in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis except that the Conversion Rate shall be at the EOD Conversion Rate. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the Event of Default Redemption Notice Date through the date all amounts owing thereon are due and paid in full. The portion of the Event of Default Redemption Amount converted by the Holder after the Event of Default Notice Date shall reduce the Event of Default Redemption Amount of this Note required to be redeemed on the Company Event of Default Redemption Date. In the event of the Company’s redemption of any portion of this Note under this Section 6(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Upon the payment in full of the Event of Default Redemption Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment of the Event of Default Redemption Amount hereunder and the Holder shall have all rights as a Holder of the Note until such time, if any, as the Holder receives full payment of the Event of Default Redemption Amount pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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Section 7. Optional Redemption; Mandatory Redemption.

(a) Optional Redemption. Subject to the provisions of this Section 7(a), at any time after the Original Issuance Date, the Company shall have the right to redeem all, but not less than all, of the then outstanding principal amount of this Note, plus accrued but unpaid interest thereon, Make-Whole Amount, liquidated damages and other amounts owing in respect thereof through and including the Optional Redemption Date for a cash redemption price equal to the Optional Redemption Amount on the Optional Redemption Date (a “Optional Redemption”). The Company shall exercise its right to require an Optional Redemption under this Section 7(a) by delivering a written notice thereof by facsimile or electronic mail to all, but not less than all, of the Holders of Notes (the “Optional Redemption Notice” and the date the Holders of Note received such notice is referred to as the “Optional Redemption Notice Date”). The Company may deliver one or more Optional Redemption Notices hereunder and each such Optional Redemption Notice shall be irrevocable. Each such Optional Redemption Notice shall (x) state the date on which the Optional Redemption shall occur (the “Optional Redemption Date”) which date shall not be less than ten (10) calendar days nor more than fifteen (15) calendar days following the Optional Redemption Notice Date, (y) certify that there has been no Equity Conditions Failure solely with respect to clauses (vi), (x) or (xi) of the definition of “Equity Conditions”, and (z) state the aggregate amount of the Notes which are being redeemed in such Optional Redemption from the Holder and all of the other Holders of the Notes pursuant to this Section 7(a) and the total Optional Redemption Amount to be paid by the Company to the Holder in cash in such Optional Redemption pursuant to this Section 7(a). Notwithstanding anything herein to the contrary, (i) if no Equity Conditions Failure has occurred but an Event of Default occurs and is continuing and/or with the passage of time and/or the giving of notice or both could occur at any time prior to or on the Optional Redemption Date, (A) the Company shall provide the Holder a subsequent notice to that effect, and (B) unless the Holder waives the Equity Conditions Failure solely with respect to clauses (vi), (x) or (xi) of the definition of “Equity Conditions”, the Optional Redemption shall be cancelled and the applicable Optional Redemption Notice shall be null and void, and (ii) at any time prior to the date the Optional Redemption Amount is paid in full, but subject to Section 4(d), the Optional Redemption Amount may be converted, in whole or in part, by the Holder, at its option and in its sole discretion, into Common Stock pursuant to and in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis. The portion of the Optional Redemption Amount converted by the Holder after the Optional Redemption Notice Date shall reduce the Optional Redemption Amount of this Note to be redeemed on the Optional Redemption Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. If the Company elects to cause an Optional Redemption of this Note pursuant to this Section 7(a), then it must simultaneously take the same action with respect to all of the other Notes. In the event of the Company’s redemption of any portion of this Note under this Section 7(a), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 7(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect an Optional Redemption if any Event of Default has occurred and is continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.

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(b) Optional Redemption Procedure. The Optional Redemption Amount is payable in full in cash on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the EOD Interest Rate. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption.

(c) Mandatory Redemption. No earlier than fifteen (15) days prior to nor later than ten (10) calendar days following the consummation of each Qualified Subsequent Financing, the Company shall deliver a written notice thereof by facsimile or electronic mail to the Holder (a “Qualified Subsequent Financing Notice”), which shall state that the Company is conducting or has conducted (as the case may be) a Qualified Subsequent Financing and the gross proceeds the Company has received or expects to receive (as the case may be) in such Qualified Subsequent Financing. At any time prior to the later of (i) ten (10) calendar days following the consummation of such Qualified Subsequent Financing, and (ii) ten (10) calendar days following receipt of the Qualified Subsequent Financing Notice, the Company may, at the discretion of the Holder, subject to the provisions of this Section 7(c) use the Mandatory Redemption Amount to redeem in cash from the Holder amounts under this Note (each a “Mandatory Redemption”) in accordance with the Mandatory Redemption Payment Amount and Order. The Company shall effectuate such Mandatory Redemption by delivering written notice thereof (the “Mandatory Redemption Notice” and the date such Mandatory Redemption Notice is deemed delivered hereunder, the “Mandatory Redemption Notice Date”) to the Holder. The Mandatory Redemption Notice shall state (i) the gross proceeds received by the Company in the Qualified Subsequent Financing, (ii) the Mandatory Redemption Amount (including the calculations used in determining the Mandatory Redemption Amount), (iii) a detailed breakdown of the Mandatory Redemption Payment Amount and Order, and (iv) the date on which the Company is required to pay such Mandatory Redemption Amount to the Holder in cash (the “Mandatory Redemption Date”), which date shall be no earlier than fifteen (15) Business Days following the Mandatory Redemption Notice Date. Notwithstanding anything herein to the contrary, at any time prior to the date the Mandatory Redemption Amount is paid in full, but subject to Section 4(d) and Section 4(e), the Mandatory Redemption Amount may be converted, in whole or in part, by the Holder, at its option and in its sole discretion, into Common Stock pursuant to and in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the date of delivery of the Mandatory Redemption Exercise Notice through the date all amounts owing thereon are due and paid in full, provided that any such Notice of Conversion shall first apply to any portion of the Note that is not subject to the Mandatory Redemption unless the Notice of Conversion expressly states that it shall apply to a portion of the Note that is subject to the Mandatory Redemption. The portion of the Mandatory Redemption Amount converted by the Holder after the Mandatory Redemption Notice Date shall reduce the amount of this Note to be redeemed on the Mandatory Redemption Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Mandatory Redemption Notice Date through the date all amounts owing thereon are due and paid in full. The Company’s payment of the Mandatory Redemption Proceeds shall be applied ratably to all of the Holders of the then outstanding Notes which exercise the right to require a Mandatory Redemption on the basis of their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement. To the extent redemptions required by this Section 7(c) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything in this Section 7(c) to the contrary, Mandatory Redemptions shall not apply to Exempt Issuances.

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(d) Mandatory Redemption Procedure. The payment of cash pursuant to a Mandatory Redemption shall be payable in full on the Mandatory Redemption Date. If any portion of the payment pursuant to a Mandatory Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the EOD Interest Rate. Notwithstanding anything to the contrary in this Section 6, in addition to, and without limiting any other rights hereunder and under the other Transaction Documents, the Holder may elect, by written notice to the Company at any time following the Mandatory Redemption Notice Date through the date of actual payment in full in cash of the Mandatory Redemption Amount, to rescind such Mandatory Redemption.

Section 8. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent (which consent may be withheld, delayed or conditioned in the sole discretion of such Holder), the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of significant value over One Million U.S. Dollars ($1,000,000), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents, and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company and Subsidiaries, provided that such repurchases shall not exceed an aggregate of $50,000 for all officers and directors during the term of this Note;

(e) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness, other than the Permitted Indebtedness and the Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;

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(f) pay cash dividends or distributions on any equity securities of the Company and/or the Subsidiaries;

(g) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(h) enter into any agreement with respect to any of the foregoing.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 12540 Broadwell Road, Suite 2104, Milton, Georgia 30004, Attention: Chief Executive Officer, email address: [Email], or an email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(c), with a copy, which shall not constitute notice, to Cozen O’Connor, One Oxford Centre, 301 Grant Street, 41st Floor, Pittsburgh, Pennsylvania 15219, Attn: Jeremiah G. Garvey, Esq., email address: jgarvey@cozen.com. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be delivered to the Holder pursuant to the provisions of Section 5.4 of the Purchase Agreement, or such other email address or address as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section 9(c). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

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d) Governing Law. The parties hereto expressly and irrevocably agree that this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning this Note (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute with regard to this Note, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Amendments. The prior written consent of a Holder having 50.1% in interest of the aggregate principal amount of all Notes outstanding at any given time in question, which shall be calculated based on the principal amount of all Notes outstanding at the time of such consent, shall be required for any change, wavier or amendment to the Notes. Any change, waiver or amendment so approved shall be binding upon all existing and future holders of this Note and any other Notes; provided, however, that no such change, waiver or, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the amount of Principal, reduce the amount of accrued and unpaid Interest, or extend the Maturity Date, of the Notes, (ii) disproportionally and adversely affect any rights under the Notes of any holder of Notes; or (iii) modify any of the provisions of, or impair the right of any holder of Notes under, this Section 9(f).

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g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j) Payment of Collection, Enforcement and Other Costs. If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable and documented out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

l) Secured Obligations. The obligations of the Company under this Note are secured by all of the assets of the Company and each of its Subsidiaries pursuant to the Security Agreement and the Intellectual Property Security Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

ATTIS INDUSTRIES INC., a New York corporation

By:
Name:	Jeffrey S. Cosman
Title:	Chief Executive Officer

[Signature Page to Attis Industries Inc. 8% Senior Secured Convertible Promissory Note]

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Senior Secured Convertible Promissory Note, due August 29, 2019 of Attis Industries Inc., a New York corporation (the “Company”), into shares of common stock of the Company (the “Common Stock”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion: __________________

Please confirm the following information:

Conversion Price: ______________

Please check the following box if the Conversion Price is determined by:

EOD Conversion Price   ☐

Principal Amount of Note to be Converted: ____________

Payment of Interest in Common Stock   ☐ Yes ☐ No

If Yes, $_____ of Interest Accrued on Account of Conversion at Issue.

If Yes, $_____ of Make-Whole Amount on Account of Conversion at Issue

Number of Shares of Common Stock to be Issued:

Signature:
Name:
Delivery Instructions:

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Schedule 1

CONVERSION SCHEDULE

This 8% Senior Secured Convertible Promissory Note, due August 29, 2019, in the original principal amount of $[●] is issued by Attis Industries Inc., a New York corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

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Schedule 2

PERMITTED INDEBTEDNESS AND LIENS

“Permitted Indebtedness” means any Indebtedness other than Indebtedness relating to or arising from the business of the Guarantors as presently conducted.

“Permitted Liens” means any Liens arising with respect to Permitted Indebtedness.

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EXHIBIT B

Form of Registration Rights Agreement

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EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of August 29, 2018, by and among Attis Industries Inc., a New York corporation (the “Company”), and the Holders signatory hereto (the “Holders”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each of the Holder signatory thereto (the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Purchase Agreement.

The Company and each of the Holders hereby agree as follows:

1.   Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

”Common Stock” means the common stock of the Company, par value $0.025 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion” shall have the meaning set forth in the Purchase Agreement.

“Conversion Price” shall have the meaning set forth in the Purchase Agreement.

“Effectiveness Date” means, with respect to any Registration Statement required to be filed hereunder, the sixtieth (60th) calendar day following the Filing Date, provided, however, that in the event the Company is notified by the Commission that any Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the third (3rd) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Exercise Price” shall have the meaning set forth in the Purchase Agreement.

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“Filing Date” means, with respect to (i) the Initial Registration Statement, the earlier to occur of (A) the later of (1) the seventh (7th) calendar day following the Closing Date, or (ii) the seventh (7th) calendar day following the date the Company’s Registration Statement on Form S-3 filed with the Commission on April 30, 2018, as amended by Amendment No. 1 thereto filed on June 1, 2018 (File No. 333-224511) (the “Pending Registration Statement”) is decided effective by the Commission or withdrawn by the Company, or (B) the thirtieth (30th) day following the Closing Date, and (2) any other any Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holder” means each holder or Holder, as the case may be, from time to time, of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement required to be filed pursuant to this Agreement covering Registrable Securities.

“Late Fees” shall have the meaning set forth in the Purchase Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

”Note” shall have the meaning set forth in the Purchase Agreement.

“Pending Registration Statement” has the meaning set forth in the definition of Filing Date.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

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“Registrable Securities” means, as of any date of determination, (a) all of the shares of Common Stock then issued and issuable upon (i) conversion in full of the Note and/or upon (ii) exercise in full of the Warrant (assuming on such date, the Notes are converted in full without regard to any conversion limitations therein and are converted at 75% of the fixed Conversion Price on the Closing Date and/or the Warrant is exercised in full without regard to any exercise limitations therein and is exercised at 75% Exercise Price on the Closing Date), (b) all shares of Common Stock issued and issuable as interest, principal, Make-Whole Amounts (as defined in the Note), Late Fees or otherwise, on the Notes assuming all permissible interest and principal payments are made in shares of Common Stock and the Notes are held until the Maturity Date (as defined in the Note), and (c) any Securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (A) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by a Holder in accordance with such effective Registration Statement, (B) such Registrable Securities have been previously sold in accordance with Rule 144, or (C) such Registrable Securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holder (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Statement” means any registration statement required to be filed hereunder (including the Initial Registration Statement), pursuant to Section 2(a) and any additional registration statements contemplated by Section 2 or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC” or “Commission” means the United States Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff, and (ii) the Securities Act.

“Securities” shall have the meaning set forth in the Purchase Agreement.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

“Warrant” shall have the meaning set forth in the Purchase Agreement.

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2.   Registration.

(a)   No later than the Filing Date, the Company shall file with the Commission a Registration Statement relating to the resale by the Holders of all (or such other number as the Commission will permit) of the Registrable Securities. The Company shall (i) register the resale of the Registrable Securities on Form S-1, and (ii) upon written request to the Company from the Holder of a majority of the Registrable Securities, undertake to register the Registrable Securities on Form S-3 as soon as such form is available; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act within thirty (30) days after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holder (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day. The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. Eastern Time on the second (2nd) Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holders within two (2) Trading Days of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

(b)   Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

(i)   first, the Company shall reduce or eliminate any securities to be included by any Person other than a Holder; and

(ii)   second, the Company shall reduce Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holder).

In the event of a cutback hereunder, the Company shall give the Holders at least seven (7) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

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(c)   Provided that no event of default exists under the Purchase Agreement or any of the other Transaction Documents, if: (i) the Initial Registration Statement is not filed on or prior to the Filing Date (if the Company files the Initial Registration Statement without providing the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)) or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within fifteen (15) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) thirty (30) calendar days after the date on which such Event occurs, and for purpose of clause (ii), the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such fifteen (15) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date thereafter (if the applicable Event shall not have been cured by such date) or any pro rata portion thereof, until the applicable Event is cured or ninety (90) calendar days after the applicable Event Date, whichever occurs first, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of one percent (1.0%) multiplied by the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement; provided that the maximum amount payable thereunder shall not exceed four percent (4%) of the aggregate Subscription Amount. If the Company fails to pay any partial liquidated damages pursuant to this Section 2(d) in full within seven (7) Trading Days after the date payable, the Company will pay interest thereon at a rate of eight percent (8%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holders, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

(d)   Notwithstanding anything to the contrary contained herein but subject to comments by the Commission, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any Underwriter without the prior written consent of such Holder.

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3.   Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall have the following obligations:

(a)   Not less than three (3) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holders copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to the Holders, to conduct a reasonable investigation within the meaning of the Securities Act. Notwithstanding the above, the Company shall not be obligated to provide the Holders advance copies of any universal registration statement registering securities in addition to those required hereunder, or any Prospectus prepared thereto. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders has been furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire, in the form attached hereto as Exhibit A (a “Selling Shareholder Questionnaire”), on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with this Section 3(a).

(b)   (i) The Company shall prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably practicable to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material nonpublic information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holder thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

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(c)   If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case, prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d)   The Company shall notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(e)   The Company shall use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

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(f)    The Company shall furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g)   Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h)  The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any such Holder, and the Company shall pay the filing fee required by such filing within five (5) Business Days of receipt of a request therefor.

(i)   Prior to any resale of Registrable Securities by a Holder, the Company shall use its commercially reasonable efforts to register or qualify or cooperate with any selling Holder in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by any such Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j)   If requested by a Holder, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

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(k)   Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholder of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then each Holder shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed ninety (90) calendar days (which need not be consecutive days) in any 12-month period.

(l)   The Company shall comply with all applicable rules and regulations of the Commission.

(m)   The Company shall use its commercially reasonable efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(n)   The Company may require from each selling Holder a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and the name(s) of the natural persons thereof that have voting and dispositive control over the Common Stock underlying the Note and the Warrant. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to all Holder until such information is delivered to the Company.

4.   Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), and (D) if not previously paid by the Company in connection with a Company filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of such Holder.

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5.   Indemnification.

(a)   Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholder, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto, or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(h).

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(b)   [Intentionally Omitted]

(c)   Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material legal conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5(c)) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

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(d)   Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5(d) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute pursuant to this Section 5(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section 5(d) are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.   Miscellaneous.

(a)   Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)   [Intentionally Omitted]

(c)   Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a Registration Statement.

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(d)   Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which any Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(e)   Piggy-Back Registrations. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to the Holders a written notice of such determination and, if within five (5) days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement.

(f)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder(s) of 67% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security). If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holder and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holder and that does not directly or indirectly affect the rights of other Holder may be given only by such Holder or Holder of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(f). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

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(g)   Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h)   Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holder of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 5.7 of the Purchase Agreement.

(i)   No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to each Holder in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j)   Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties hereto need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(k)   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l)   Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m)   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)   Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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(o)   Termination. This Agreement shall terminate and be of no further force or effect ten (10) calendar days from the date that the Company shall deliver written notice to each Holder stating that such Holder nor its successor or assigns hold any shares of Common Stock that are Registrable Securities hereunder; provided, that the provisions of Section 5 and Section 6 shall survive any such termination.

(p)   Independent Nature of Holder’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

ATTIS INDUSTRIES INC., a New York corporation

By:
Name:	Jeffrey S. Cosman
Title:	Chief Executive Officer

[SIGNATURE PAGES OF HOLDERS FOLLOW]

[Signature Page to Attis Industries Inc. Registration Rights Agreement]

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[SIGNATURE PAGE OF HOLDER TO REGISTRATION RIGHTS AGREEMENT]

Name of Holder: MEF I, L.P.

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

[Signature Page to Attis Industries Inc. Registration Rights Agreement]

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[SIGNATURE PAGE OF HOLDER TO REGISTRATION RIGHTS AGREEMENT]

Name of Holder: Anson Investments Master Fund LP

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

[Signature Page to Attis Industries Inc. Registration Rights Agreement]

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[SIGNATURE PAGE OF HOLDER TO REGISTRATION RIGHTS AGREEMENT]

Name of Holder: Hudson Bay Master Fund Ltd.

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

[Signature Page to Attis Industries Inc. Registration Rights Agreement]

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[SIGNATURE PAGE OF HOLDER TO REGISTRATION RIGHTS AGREEMENT]

Name of Holder: FirstFire Global Opportunities Fund LLC

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

[Signature Page to Attis Industries Inc. Registration Rights Agreement]

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SCHEDULE 6(i)

Registration Rights Agreements

1.	Registration Rights Agreement dated as of May 25, 2018 by and between the Company and GreenShift Corporation.

2.	Securities Purchase Agreement, dated May 25, 2018, by and among GreenShift Corporation, Flux Carbon LLC and the Company.

3.	Membership Interest Purchase Agreement, dated May 25, 2018, by and among Gaula Ventures LLC, Genarex FD LLC and the Company.

4.	Registration Rights Agreement dated as of February 21. 2018, by and between the Company and the purchasers of the Company’s Series F Preferred Stock.

5.	Registration Rights Agreement dated as of October 17, 2017, by and between the Company and the purchasers of the Company’s Series E Preferred Stock.

6.	Registration Rights Agreement dated as of August 31, 2017, by and between the Company and the purchasers of the Company’s Series D Preferred Stock.

7.	Registration Rights Agreement dated as of January 30, 2017, by and between the Company and Goldman Sachs & Co., as amended

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EXHIBIT A

ATTIS INDUSTRIES INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of shares of common stock (the “Registrable Securities”) of Attis Industries Inc., a New York corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is attached. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, Holder and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.  Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

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2. Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3.  Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐  No  ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes  ☐  No  ☐

Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes  ☐  No  ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐  No  ☐

Note: If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

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5.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity Holder (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

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EXHIBIT C

Form of Security Agreement

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EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of August 29, 2018 (this “Agreement”), is entered into by and among Attis Industries Inc., a New York corporation (the “Company”), each subsidiary of the Company that is a signatory hereto either now joined or joined in the future (each subsidiary, a “Guarantor”, and collectively with the Company, the “Debtors”, with each being a “Debtor”) and the holders of the Company’s 8% Senior Secured Convertible Promissory Notes in the principal amount of $5,439,000.00 (the “Notes”) and the Company’s Warrants to Purchase Common Stock (the “Warrants”), as signatories hereto, their endorsees, transferees and assigns (the “Secured Lenders”, with each being a “Secured Lender”), and MEF I, L.P., a Delaware limited partnership and a Secured Lender, is the collateral agent for all of the Secured Lender and Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of even date herewith, by and among the Company and the purchasers as signatories thereto (the “Purchase Agreement”), the Secured Lenders have agreed to fund the Company with respect to the issuance of the Notes and due, subject to the terms therein, one year from its date of issuance, issued by the Company to the Secured Lenders, the Warrants and any other securities that may be issued from time-to-time (the “Securities”);

WHEREAS, simultaneous with the Closing of the transactions contemplated under the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement), the Company shall satisfy its obligations, and the obligations of certain of its subsidiaries (collectively, with the Company, the “Borrowers”), under that certain Amended and Restated Term Loan Note dated April 20, 2018 issued by certain the Company’s subsidiaries to the Purchaser (the “GSSLH Note”), Goldman Sachs Specialty Lending Holdings, Inc. (“GSSLH“) and the release of certain of the Borrowers’ assets from certain security interests (the “GS Security Interests”) granted under that certain Amended and Restated Pledge and Security Agreement, dated as of April 20, 2018, by and between the Borrowers and Goldman Sachs Specialty Lending Group, L.P. (the “GS Security Agreement” and such satisfaction and release, the “GS Transactions”);

WHEREAS, the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of the Notes and Warrants (the “Guarantee”), pursuant to that certain Subsidiary Guarantee, in the form attached hereto as Exhibit A (the “Subsidiary Guarantee”); and

WHEREAS, in order to induce the Secured Lenders to fund the Company, each Debtor has agreed to execute and deliver to the Secured Lenders this Agreement and to grant the Secured Lenders a Security Interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Transaction Documents and the Guarantors’ obligations under the Subsidiary Guarantee.

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NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)   “Borrowers” shall have the meaning ascribed to such term in the Preamble

(b)   “Collateral” means the collateral in which the Secured Lenders are granted a Security Interest by this Agreement and which shall comprise all the assets of the Debtor, including, without limitation, those certain receivables and the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)   All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)   All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii)   All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)   All documents, letter-of-credit rights, instruments and chattel paper;

(v)   All commercial tort claims;

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(vi)   All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)   All investment property;

(viii)   All supporting obligations;

(ix)   All files, records, books of account, business papers, and computer programs; and

(x)   The products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and any other shares of capital stock and/or other equity interests of any Debtor (other than any such equity security issued by an Excluded Security) obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that, to the extent permitted by applicable law, this Agreement shall create a valid Security Interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid Security Interest in the proceeds of such asset.

Notwithstanding anything herein to the contrary, each Debtor and the Secured Lenders, hereby acknowledge and agree that the Security Interest created hereby shall not extend to, and the term “Collateral” shall not include, and the Security Interest granted herein shall not attach to, (i) any “intent to use” trademark application for which a statement of use has not been filed (but only until such statement is filed and accepted by with the United States Patent and Trademark Office); and (ii) any asset subject to any rule of law, statute or regulation or any agreement, contractual obligation or any general intangible (including a contract, permit, license or franchise) or a Permitted Lien, where the grant of such Security Interest is prohibited or would invalidate or constitute a breach or violation of, or results in the termination of or requires any consent not obtained under the provisions of, any such rule of law, statute, regulation, agreement or general intangible, or agreement or agreements creating or giving rise to such Permitted Lien, but only to the extent that such consent is not obtained by such Debtor, provided that the limitation set forth in this clause (ii) shall (x) exist only for so long as such rule of law, statute, regulation, agreement or general intangible, or agreement and the Permitted Lien created therein, continue to be effective and (y) not apply, in the case of any such prohibition or restriction, with respect to any asset if and to the extent that such prohibition or restriction on the Security Interest in and to such asset granted in this Security Agreement is rendered ineffective under Sections 9-406, 9-407, 9-408, or 9-409 of the UCC (collectively, the “Excluded Collateral”); provided, that, if and when the foregoing shall cease to be Excluded Collateral, a lien and Security Interest shall be deemed granted therein, or (iii) any asset, and the proceeds thereof, which are permitted to be incurred under the Purchase Agreement if, and to the extent, the documents relating thereto do not permit any other Person to have a Security Interest or other lien in such asset.

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For the avoidance of doubt, the term “Collateral” shall not include, and the Security Interest granted herein shall not attach to, the assets of any Excluded Subsidiary (the “Excluded Collateral”), including, without limitation, any receivables or personal property of the Excluded Subsidiaries, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Excluded Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the securities issued by any Excluded Subsidiary (including any such security held, directly or indirectly, by the Company).

(c)   “Collateral Agent” means MEF I, L.P., in its capacity as collateral agent for the Secured Parties hereunder and the other Transaction Documents.

(d)   “Event of Default” shall have the meaning ascribed to such term in the Notes.

(e)   “Excluded Subsidiaries” means the direct and indirect subsidiaries of the Company set forth on Schedule 1 hereto, and any subsidiary thereof formed or incorporated in the future, and any successor entity to any of the foregoing.

(f)    “Guarantee” shall have the meaning ascribed to such term in the Preamble.

(g)   “GS Security Agreement” shall have the meaning ascribed to such term in the Preamble.

(h)   “GS Security Interests” shall have the meaning ascribed to such term in the Preamble.

(i)   “GS Transactions” shall have the meaning ascribed to such term in the Preamble.

(j)   “GSSLH” means Goldman Sachs Specialty Lending Holdings, Inc.

(k)   “GSSLH Note” shall have the meaning ascribed to such term in the Preamble.

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(l)   “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(m)    “Intellectual Property Security Agreement” shall have the meaning ascribed to such term in Section 4(p).

(n)   “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Lenders may reasonably request.

(o)   “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Lenders pursuant to this Agreement, the Securities, the other Transaction Documents, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Lenders as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, interest, and any other amounts owed on the Notes as set forth in the Notes; (ii) any and all obligations due under the Warrants; (iii) any and all obligations due under the Transaction Documents; (iv) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Securities, the other Transaction Documents and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; (v) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor; and (vi) all foreign assets of the Company.

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(p)   “Organizational Documents” means, with respect to any Debtor, the documents by which such Debtor was organized (such as articles of incorporation, certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(q)   “Permitted Liens” means the following:

(i)  Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP;

(ii)  Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries, or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, or (z) that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii)  Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)  Deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)   Liens under this Agreement and the other Transaction Documents; and

(vi)  Any other liens in favor of the Secured Lenders; and

(vii)  Liens permitted as set forth on Schedule 2 hereto.

(r)   “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(s)   “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

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(t)   “Purchase Agreement” shall have the meaning ascribed to such term in the Preamble.

(u)   “Security Interest” and “Security Interests” shall have the meaning ascribed to such terms in Section 2.

(v)   “Secured Party” shall have the meaning ascribed to such term in Article 9 of the UCC.

(w)   “Securities” shall have the meaning ascribed to such term in the Preamble

(x)   “Subsidiary Guarantee” shall have the meaning ascribed to such term in the Preamble.

(y)   “Transaction Documents” shall have the meaning ascribed to such term in the Purchase Agreement.

(z)   “UCC” means the Uniform Commercial Code of the State of New York and any other applicable law of any state or states that has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.   Grant of Security Interest in Collateral. As an inducement for the Secured Lenders to fund the Company and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor subject to release of the GS Security Interests and return to the Company of any collateral pledged under the GS Security Agreement (the “GS Collateral”) hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Lenders a perfected, first priority Security Interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3.   Delivery of Certain Collateral. Within the later of (i) ten (10) days after the execution of this Agreement, and (ii) three (3) days after the return to the Company of the GS Collateral, each Debtor shall deliver or cause to be delivered to the Secured Lenders (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to Secured Lenders, or have previously delivered to Secured Lenders, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

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4.   Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding Section of the disclosure schedules delivered to the Secured Lenders concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Lenders as follows:

(a)   Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)   As of the date hereof, the Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A as of the date hereof, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens as set forth on Schedule B. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)   Except for Permitted Liens and as set forth on Schedule B attached hereto, the Debtors are the sole owners of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, Security Interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Lenders pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Lenders pursuant to the terms of this Agreement).

(d)   No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

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(e)   Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Lenders at least ten (10) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States), and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Lenders a valid, perfected and continuing perfected first priority lien in the Collateral.

(f)    This Agreement creates in favor of the Secured Lenders a valid first priority Security Interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all Security Interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for (i) the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, (ii) the recordation of the Intellectual Property Security Agreement with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (mm), (iii) the recordation of the Intellectual Property Security Agreement with respect to patents and trademarks of the Debtors in the United States Patent and Trademark Office referred to in paragraph (oo), (iv) the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, (v) if there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the execution and delivery of securities account control agreements satisfying the requirements of 9-106 of the UCC with respect to each such investment property of the Debtors, and (vi) the delivery of the certificates and other instruments provided in Section 3, Section 4(aa) and Section 4(cc), no action is necessary to create, perfect or protect the Security Interests created hereunder. Without limiting the generality of the foregoing, except for the foregoing, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the execution, delivery and performance of this Agreement, (y) the creation or perfection of the Security Interests created hereunder in the Collateral, or (z) the enforcement of the rights of the Secured Lenders hereunder.

(g)   Each Debtor hereby authorizes the Secured Lenders to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction reasonably deemed proper by it.

(h)   The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

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(i)   The capital stock and other equity interests (whether or not certificated) listed on Schedule H hereto (the “Pledged Securities”) represent all capital stock and other equity interests of the Debtors (other than the Company) and represent all capital stock and other equity interests owned, directly or indirectly, by the Company other than the Excluded Subsidiaries. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Debtors are the legal and beneficial owners of the Pledged Securities, free and clear of any lien, Security Interest or other encumbrance except for the Security Interests created by this Agreement and other Permitted Liens.

(j)   Each Debtor hereby represents and warrants that no ownership or other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”), which for the avoidance of doubt shall exclude any Collateral of, or related to, an Excluded Subsidiary, is a “security” for purposes of Article 8 of the UCC of the jurisdiction of organization of the issuer of such Pledged Interests. Each Debtor agrees that it shall not opt to have any uncertificated Pledged Interests be treated as a “security” for purposes of Article 8 of the UCC of the jurisdiction of organization of the issuer of such Pledged Interests.

(k)   Except for Permitted Liens, each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected, first priority liens and Security Interests in the Collateral in favor of the Secured Lenders until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Lenders. At the request of the Secured Lenders, each Debtor will sign and deliver to the Secured Lenders at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Lenders and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Lenders to be, reasonably necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Secured Lenders from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l)   No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business, sales of inventory by a Debtor in its ordinary course of business and the replacement of worn-out or obsolete equipment by a Debtor in its ordinary course of business) without the prior written consent of the Secured Lenders.

(m)   Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

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(n)   Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. If no Event of Default exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default or an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences, upon approval by Secured Lenders, which approval shall not be unreasonably withheld, delayed, denied or conditioned, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be paid to the Secured Lenders, and, if received by such Debtor, shall be held in trust for the Secured Lenders and immediately paid over to the Secured Lenders unless otherwise directed in writing by the Secured Lenders. Copies of such policies or the related certificates, in each case, naming the Secured Lenders as lender-loss-payee and additional insured shall be delivered to the Secured Lenders at least annually and at the time any new policy of insurance is issued.

(o)   Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Lenders, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event that would have a material adverse effect on the value of the Collateral or on the Secured Lenders’ Security Interest, through the Secured Lenders, therein.

(p)   Each Debtor shall promptly execute and deliver to the Secured Lenders such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Lenders may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Lenders’ Security Interests in the Collateral, including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Lenders have been granted a Security Interest hereunder, substantially in a form reasonably acceptable to the Secured Lenders, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q)   Upon prior notice (so long as no Event of Default or a breach under any of the Transaction Documents has occurred or continuing, which in either such event, no prior notice is required), each Debtor shall permit the Secured Lenders and its representatives and agents to inspect the Collateral during normal business hours and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Lenders from time to time but in any event not more than once during the calendar year.

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(r)    Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s)    Reserved.

(t)   All information heretofore, herein or hereafter supplied to the Secured Lenders by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u)   The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v)   No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least ten (10) days’ prior written notice to the Secured Lenders of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w)   Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill-and-hold, sale-or-return, sale-on-approval, or other conditional terms of sale without the consent of the Secured Lenders, which shall not be unreasonably withheld, delayed, denied, or conditioned.

(x)   No Debtor may relocate its chief executive office to a new location without providing ten (10) days’ prior written notification thereof to the Secured Lenders and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y)   Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z)   As of the date hereof, (i) the actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five (5) years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five (5) years except as set forth on Schedule E.

(aa)   At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the Secured Party to perfect the Security Interest created hereby, the applicable Debtor shall deliver such Collateral to the Secured Lenders.

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(bb)   Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Secured Lenders regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor.

(cc)   Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Secured Lenders, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the Security Interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor Section thereto).

(dd)   If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement within thirty (30) days of the date hereof, in form and substance in each case reasonably satisfactory to the Secured Lenders, to be entered into and delivered to the Secured Lenders for the benefit of the Secured Lenders.

(ee)   To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Lenders.

(ff)   To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Secured Lenders in notifying such third party of the Secured Lenders’ Security Interest in such Collateral and shall use commercially reasonable efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Secured Lenders.

(gg)   If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Lenders in a writing signed by such Debtor of the particulars thereof and grant to the Secured Lenders in such writing a Security Interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Lenders.

(hh)   Each Debtor shall promptly provide written notice to the Secured Lenders of any and all accounts that are equal to or in excess of One Million U.S. Dollars ($1,000,000) and which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Secured Lenders an assignment of claims for such accounts and cooperate with the Secured Lenders in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

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(ii)   Each Debtor shall cause each subsidiary of such Debtor (other than an Excluded Subsidiary) to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Exhibit B attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrently therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Secured Lenders may reasonably request. Upon delivery of the foregoing to the Secured Lenders, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj)   Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Transaction Documents.

(kk)   Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Lenders on the books of such issuer. Further, except with respect to certificated securities delivered to the Secured Lenders, the applicable Debtor shall deliver to Secured Lenders an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Secured Lenders during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Secured Lenders, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Secured Lenders regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll)   In the event that, upon an occurrence and during the continuance of an Event of Default, Secured Lenders shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Secured Lenders or the Transferee, as the case may be, copies of the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries (but not including any items subject to the attorney-client privilege related to this Agreement or any of the transactions hereunder); (ii) use commercially reasonable efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use commercially reasonable efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Secured Lenders and allow the Transferee or Secured Lenders to continue the business of the Debtors and their direct and indirect subsidiaries.

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(mm)    Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the Security Interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Secured Lenders notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn)   Reserved.

(oo)   Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp)   Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

(qq)   Until the Obligations shall have been paid and performed in full, the Company covenants that it shall promptly direct any direct or indirect subsidiary of the Company formed or acquired after the date hereof to enter into a Subsidiary Guarantee in favor of the Secured Party, in the form of attached hereto as Exhibit A.

5.   Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed by Debtors that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Secured Lenders’ rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.   Defaults. The following events shall be “Events of Default”:

(a)   The occurrence of an Event of Default (as defined in the Notes);

(b)   The occurrence of an event of default or breach under any of the Transaction Documents;

(c)   Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made, but if such misrepresentation is capable of being remedied, only if it is not remedied within thirty (30) days of notice thereof to the Debtors to the satisfaction of the Secured Lenders;

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(d)   The failure by any Debtor to observe or perform any of its obligations hereunder for seven (7) Trading Days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(e)   If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7.   Duty to Hold in Trust.

(a)   Upon the occurrence and during the continuance of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Transaction Documents or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Lenders and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Lenders.

(b)   If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Lenders; (ii) hold the same in trust on behalf of and for the benefit of the Secured Lenders; and (iii) to deliver any and all certificates or instruments evidencing the same to Secured Lenders on or before the close of business on the fifth (5th) business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Secured Lenders subject to the terms of this Agreement as Collateral.

8.   Rights and Remedies Upon Default.

(a)   During the occurrence and continuance of any Event of Default, the Secured Lenders shall have the right to exercise all of the remedies conferred hereunder and under the Transaction Documents, and the Secured Lenders shall have all the rights and remedies of a Secured Party under the UCC. Without limitation, the Secured Lenders shall have the following rights and powers:

(i)   The Secured Lenders shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Secured Lenders at places which the Secured Lenders shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Secured Lenders, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Secured Lenders taking possession of, removing or putting the Collateral in saleable or disposable form.

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(ii)   Upon contemporaneous notice to the Debtors by Secured Lenders, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Secured Lenders shall have the right to receive, for the benefit of the Secured Lenders, any interest, cash dividends or other payments on the Collateral and, at the option of Secured Lenders, to exercise in Secured Lenders’ discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Secured Lenders shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii)   The Secured Lenders shall, subject to applicable law, have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Lenders may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Lenders, for the benefit of the Secured Lenders, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv)   The Secured Lenders shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Lenders, on behalf of the Secured Lenders, and to enforce the Debtors’ rights against such account debtors and obligors.

(v)   The Secured Lenders may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Lenders or their designees.

(vi)   The Secured Lenders may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the names of the Secured Lenders or any designee or any purchaser of any Collateral.

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(b)   The Secured Lenders shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Lenders may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Lenders sell any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives (except as shall be required by applicable statute and cannot be waived) any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Lenders’ rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)   For the purpose of enabling the Secured Lenders to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Secured Lenders, for the benefit of the Secured Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense during the occurrence of an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.   Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Lenders in enforcing the Secured Lenders’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Lenders (based on then issued and outstanding Securities at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Lenders shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Lenders are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of eighteen percent (18%) per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Lenders to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Lenders arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Lenders or breach of the Transaction Documents by the Secured Lenders as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

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10.   Securities Law Provision. Each Debtor recognizes that Secured Lenders may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Secured Lenders have no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Secured Lenders in their attempts to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Secured Lenders) applicable to the sale of the Pledged Securities by Secured Lenders.

11.   Costs and Expenses. Each Debtor agrees to pay all documented fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto, or any expenses of any searches required by the Secured Lenders. The Debtors shall also pay all other claims and charges which in the opinion of the Secured Lenders is likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Secured Lenders the amount of any and all reasonable expenses, including the documented fees and expenses of its counsel and of any experts and agents, which the Secured Lenders, for the benefit of the Secured Lenders, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Secured Lenders the amount of any and all reasonable expenses, including the documented fees and expenses of its counsel and of any experts and agents, which the Secured Lenders, for the benefit of the Secured Lenders, and the Secured Lenders may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Lenders under the Transaction Documents. Until so paid, any fees payable hereunder shall be added to the amounts owed under the Transaction Documents and shall bear interest at the Default Rate.

12.   Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing and except as required by applicable law, (a) neither the Secured Lenders nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Secured Lenders nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Lenders or any Secured Party of any payment relating to any of the Collateral, nor shall the Secured Lenders or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Lenders or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Lenders or to which the Secured Lenders or any Secured Party may be entitled at any time or times.

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13.   Security Interests Absolute. All rights of the Secured Lenders and all obligations of each Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Securities, the Transaction Documents, or any agreement entered into in connection with the foregoing, or any portion hereof or thereof, against any other Debtor; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Lenders to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Lenders shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Lenders hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Lenders, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Lenders to proceed against any other person or entity or to apply any Collateral which the Secured Lenders may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14.   Term of Agreement. This Agreement shall terminate on the date on which all payments under the Securities and the Transaction Documents have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

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15.   Power of Attorney; Further Assurances.

(a)   Each Debtor authorizes the Secured Lenders, and does hereby make, constitute and appoint the Secured Lenders and their officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Secured Lenders or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Lenders; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, Security Interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Secured Lenders, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Lenders deem necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Transaction Documents all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Secured Lenders are specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)   On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Lenders, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Lenders the grant or perfection of a perfected Security Interest in all the Collateral under the UCC.

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(c)   Each Debtor hereby irrevocably appoints the Secured Lenders as such Debtor’s attorneys-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Secured Lenders’ discretion, to take any action and to execute any instrument which the Secured Lenders may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Secured Lenders. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16.   Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement.

17.   Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Lenders shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Lenders’ rights and remedies hereunder.

18.   Appointment of Agent. The Secured Lenders hereby appoint MEIF I, L.P. to act as their Collateral Agent for purposes of exercising any and all rights and remedies of the Secured Lenders hereunder. Such appointment shall continue until revoked in writing by a majority of the Secured Lenders, at which time the majority of the Secured Lenders shall appoint a new Collateral Agent. The Agent shall have the rights, responsibilities and immunities set forth in Exhibit C hereto.

19.   Miscellaneous.

(a)   No course of dealing between the Debtors and the Secured Lenders, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Lenders, any right, power or privilege hereunder or under the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)   All of the rights and remedies of the Secured Lenders with respect to the Collateral, whether established hereby, the Securities or the Transaction Documents or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)   This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Secured Lenders holding two-thirds (2/3rds) or more of the principal amount then issued and outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

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(d)   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)   No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)    This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Debtors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Secured Lenders (other than by merger). The Secured Lenders may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Lenders.”

(g)   Each party hereto shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)   Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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(i)   This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)   All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Lenders hereunder.

(k)   Each Debtor shall indemnify, reimburse and hold harmless the Secured Lenders and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Purchase Agreement, the Transaction Documents, or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l)   Nothing in this Agreement shall be construed to subject Secured Lenders or any Secured Party to liability as a partner in any

(m)   Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Secured Lenders or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(n)   To the extent that the grant of the Security Interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby represent that all such consents and approvals have been obtained.

[SIGNATURE PAGE OF DEBTORS FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

ATTIS INDUSTRIES INC., a New York corporation

By:
Name:	Jeffrey S. Cosman
Title:	Chief Executive Officer

MOBILE SCIENCE TECHNOLOGIES, INC., a Georgia corporation

By:
Name:	Jeffrey S. Cosman
Title:	Vice President

ATTIS ENVICARE MEDICAL WASTE, LLC, a Georgia limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

ATTIS GENETICS, LLC, a Georgia limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

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ATTIS HEALTHCARE, LLC, a South Carolina limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

RED X MEDICAL LLC, a Georgia limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

INTEGRITY LAB SOLUTIONS, LLC, an Oklahoma limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

LGMG, LLC, an Oklahoma limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

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WELNESS BENEFITS, LLC, an Oklahoma limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

ATTIS COMMERCIAL LABS, LLC, an Oklahoma limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

ATTIS PHARMACEUTICALS, LLC, a Tennessee limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

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[SIGNATURE PAGE OF COLLATERAL AGENT TO SECURITY AGREEMENT]

MEF I, L.P., a Delaware limited partnership

By:
Name:
Title:

[SIGNATURE PAGES OF HOLDERS FOLLOW]

142

[SIGNATURE PAGE OF HOLDERS TO SECURITY AGREEMENT]

Name of Secured Party:	MEF I, L.P.

Signature of Authorized Signatory of Secured Party:

Name of Authorized Signatory:

Title of Authorized Signatory:

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[SIGNATURE PAGE OF HOLDERS TO SECURITY AGREEMENT]

Name of Secured Party:	Anson Investments Master Fund LP

Signature of Authorized Signatory of Secured Party:

Name of Authorized Signatory:

Title of Authorized Signatory:

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[SIGNATURE PAGE OF HOLDERS TO SECURITY AGREEMENT]

Name of Secured Party:	Hudson Bay Master Fund Ltd.

Signature of Authorized Signatory of Secured Party:

Name of Authorized Signatory:

Title of Authorized Signatory:

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[SIGNATURE PAGE OF HOLDERS TO SECURITY AGREEMENT]

Name of Secured Party:	FirstFire Global Opportunities Fund LLC

Signature of Authorized Signatory of Secured Party:

Name of Authorized Signatory:

Title of Authorized Signatory:

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EXHIBIT A

FORM OF SUBSIDIARY GUARANTEE

147

Execution Version

SUBSIDIARY GUARANTEE

This SUBSIDIARY GUARANTEE, dated as of August 29, 2018 (this “Guarantee”), is made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of the holders (together with their permitted assigns, the “Purchasers”) of the 8% Senior Secured Convertible Promissory Notes in the principal amount of $5,439,000.00 (the “Notes”) and the Warrants to Purchase Common Stock (the “Warrants”) of Attis Industries Inc., a New York corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Company and the Purchasers (the “Purchase Agreement”), the Company has agreed to sell and issue to the Purchasers, and the Purchasers have agreed to purchase from the Company the Notes and the Warrants, subject to the terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Purchase Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Purchasers as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Event of Default” shall have the meaning ascribed to such term in the Note.

“Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Holders” shall have the meaning ascribed to such term in the Note.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3(a).

“Purchase Agreement” shall have the meaning ascribed to such term in the Preamble.

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“Obligations” means, in addition to all other costs and expenses of collection incurred by Purchasers in enforcing any of such Obligations and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company or any Guarantor to the Purchasers, including, without limitation, all obligations under this Guarantee, the Notes, the Warrants, the other Transaction Documents, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Purchasers as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, interest, and any other amounts owed on the Notes as set forth in the Notes; (ii) any and all obligations due under the Warrants; (iii) any and all obligations due under the Transaction Documents; (iv) any and all other fees, indemnities, costs, obligations and liabilities of the Company or any Guarantor from time to time under or in connection with this Guarantee, the Notes, the Warrants, the other Transaction Documents, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; (v) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor; and (vi) all foreign assets of the Company or any Guarantor.

2. Guarantee.

(a) Guarantee.

(i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Purchasers and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii) Anything herein or in the other Transaction Documents to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

(iii) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchasers hereunder.

(iv) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by indefeasible payment in full.

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(v) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Purchasers from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are indefeasibly paid in full.

(vi) Notwithstanding anything to the contrary in this Guarantee, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g. the issuance of the Company’s Common Stock), the Guarantors shall only be liable for making the Purchasers whole on a monetary basis for the Company’s failure to perform such Obligations in accordance with the Transaction Documents.

(b) Right of Contribution. Subject to Section 2(c), each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers and each Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Guarantor hereunder.

(c) No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Purchasers, no Guarantor shall be entitled to be subrogated to any of the rights of the Purchasers against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Purchasers for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Purchasers by the Company on account of the Obligations are indefeasibly paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Purchasers, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchasers in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchasers may determine.

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(d) Amendments, Etc. With Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Purchasers shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(e) Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchasers upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Purchase Agreement or any of the other Transaction Documents, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchasers, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud by Purchasers) which may at any time be available to or be asserted by the Company or any other Person against the Purchasers, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Purchasers may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchasers to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchasers against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

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(f) Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchasers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(g) Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the signature pages to the Purchase Agreement.

(h) Payments and Obligations Subject to Intercreditor Agreement. Each Guarantor acknowledges and agrees that any and all payments hereunder will be paid in accordance with the Intercreditor Agreement.

3. Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to Purchasers as of the date hereof:

(a) Organization and Qualification. The Guarantor is a entity duly incorporated, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 1, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantor has no subsidiaries other than those identified as such on the Disclosure Schedules to the Purchase Agreement. The Guarantor is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guaranty in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantor or (z) adversely impair in any material respect the Guarantor’s ability to perform fully on a timely basis its obligations under this Guaranty (a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Guarantor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Guaranty, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guaranty by the Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Guarantor. This Guaranty has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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(c) No Conflicts. The execution, delivery and performance of this Guaranty by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation, By-laws or formation documents, or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Guarantor is a party that has not been waived, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantor is subject (including Federal and State securities laws and regulations), or by which any material property or asset of the Guarantor is bound or affected that has not been waived, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d) Consents and Approvals. The Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by the Guarantor of this Guaranty.

(e) Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Purchasers shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor’s knowledge.

4. Covenants.

(a) Each Guarantor covenants and agrees with the Purchasers that, from and after the date of this Guarantee until the Obligations shall have been indefeasibly paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

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(b) So long as any of the Obligations are outstanding, unless the Holders shall otherwise consent in writing, each Guarantor will not directly or indirectly on or after the date of this Guarantee:

i.	enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, other than Permitted Indebtedness;

ii.	enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, other than Permitted Liens;

iii.	amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of any Purchaser;

iv.	repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its securities or debt obligations;

v.	pay cash dividends on any equity securities of the Company;

vi.	enter into any transaction with any Affiliate of the Guarantor which would be required to be disclosed in any public filing of the Company with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

vii.	enter into any agreement with respect to any of the foregoing.

5. Miscellaneous.

(a) Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Holders and the Company.

(b) Notices. All notices, requests and demands to or upon the Company, the Guarantors or the Purchasers hereunder shall be effected in the manner provided for in the Purchase Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to the Company at its notice address set forth Section 5.4 of the Purchase Agreement.

(c) No Waiver By Course Of Conduct; Cumulative Remedies. The Purchasers shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchasers would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

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(d) Enforcement Expenses; Indemnification.

(i) Each Guarantor agrees to pay, or reimburse the Purchasers for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Purchasers.

(ii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(iii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Purchase Agreement.

(iv) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Purchase Agreement and the other Transaction Documents.

(e) Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Purchasers and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Purchasers.

(f) Set-Off. Each Guarantor hereby irrevocably authorizes the Purchasers at any time and from time to time while an Event of Default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchasers to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Purchasers may elect, against and on account of the obligations and liabilities of such Guarantor to the Purchasers hereunder and claims of every nature and description of the Purchasers against such Guarantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as the Purchasers may elect, whether or not the Purchasers have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Purchasers shall notify such Guarantor promptly of any such set-off and the application made by the Purchasers of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchasers under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Purchasers may have.

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(g) Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(h) Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(j) Integration. This Guarantee and the other Transaction Documents represent the agreement of the Guarantors and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Purchasers relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

(k) Governing Laws. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Company and the Guarantors agree that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guarantee (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each of the Company and the Guarantors hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby.

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(l) Acknowledgements. Each Guarantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

(ii) the Purchasers have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Purchasers.

(m) Additional Guarantors. The Company shall cause each of its subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

(n) Release of Guarantors. Each Guarantor will be released from all liability hereunder concurrently with the indefeasible repayment in full of all amounts owed under the Purchase Agreement, the Notes and the other Transaction Documents.

(o) Seniority. The Obligations of each of the Guarantors hereunder rank senior in priority to any other Indebtedness of such Guarantor.

(p) Waiver of Jury Trial. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE PURCHASERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURE PAGES FOLLOW]

157

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

MOBILE SCIENCE TECHNOLOGIES, INC.,
a Georgia corporation

By:
Name:	Jeffrey S. Cosman
Title:	Vice President

ATTIS ENVICARE MEDICAL WASTE, LLC,
a Georgia limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

ATTIS GENETICS, LLC,
a Georgia limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

ATTIS HEALTHCARE, LLC,
a South Carolina limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

[Signature Page to Attis Industries Inc. Subsidiary Guarantee]

158

RED X MEDICAL LLC,
a Georgia limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

INTEGRITY LAB SOLUTIONS, LLC,
an Oklahoma limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

LGMG, LLC, an Oklahoma limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

WELNESS BENEFITS, LLC,
an Oklahoma limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

[Signature Page to Attis Industries Inc. Subsidiary Guarantee]

159

ATTIS COMMERCIAL LABS, LLC,
an Oklahoma limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

ATTIS PHARMACEUTICALS, LLC,
a Tennessee limited liability company

By:
Name:	Jeffrey S. Cosman
Title:	Manager

[Signature Page to Attis Industries Inc. Subsidiary Guarantee]

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SCHEDULE 1

GUARANTORS

The following are the names and jurisdictions of organization of each Guarantor:

	Entity	Jurisdiction of Organization or Incorporation
1.	Mobile Science Technologies, Inc.	Georgia
2.	Attis EnviCare Medical Waste, LLC	Georgia
3.	Attis Genetics, LLC	Georgia
4.	Attis Healthcare, LLC	South Carolina
5.	Red X Medical LLC	Georgia
6.	Integrity Lab Solutions, LLC	Oklahoma
7.	LGMG, LLC	Oklahoma
8.	WelNess Benefits, LLC (70% owned by LGMG, LLC)	Oklahoma
9.	Attis Commercial Labs, LLC	Oklahoma
10.	Attis Pharmaceuticals, LLC	Tennessee

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ANNEX A

SUBSIDIARY GUARANTEE

This ASSUMPTION AGREEMENT, dated as of __________, 20__ made by ______________________________ (the “Additional Guarantor”), in favor of the Purchasers pursuant to the Purchase Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Purchase Agreement.

W I T N E S S E T H :

WHEREAS, Attis Industries Inc., a New York corporation (the “Company”) and the Purchasers have entered into a Securities Purchase Agreement, dated as of August 29, 2018, (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, in connection with the Purchase Agreement, the Subsidiaries of the Company (other than the Additional Guarantor) have entered into the Subsidiary Guarantee, dated as of August 29, 2018 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of the Purchasers;

WHEREAS, the Purchase Agreement requires the Additional Guarantor to become a party to the Guarantee; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 5(m) of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedule 1 to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof as to such Additional Guarantor (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONALGUARANTOR]

By:
Name:
Title:

163

EXHIBIT B

FORM OF ADDITIONAL DEBTOR JOINDER

Reference is hereby made to the Security Agreement, dated as of August 29, 2018, made by and among Attis Industries Inc., a New York corporation, and its subsidiaries party thereto from time to time, as Debtors to and in favor of the Secured Lenders identified therein (the “Security Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that, upon delivery of this Additional Debtor Joinder to the Secured Lenders referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto, and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED LENDERS A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Lenders, and the Secured Lenders may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Lenders

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:
Name:
Title:

Address:

Dated:

164

EXHIBIT C

THE AGENT

1. Appointment. The Secured Lenders (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Exhibit C is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby designate MEF I, L.P., a Delaware limited partnership (the “Collateral Agent”) as the Collateral Agent to act as specified herein and in the Agreement. Each Secured Lender shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Agreement or any other Transaction Documents a fiduciary relationship in respect of any Debtor or any Secured Lender; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Lenders’ investments in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the other Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Lenders with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Debtors or any Secured Lenders for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

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4. Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Lenders shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing, and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability, or (ii) is contrary to this Agreement, the other Transaction Documents or applicable law.

5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Lenders to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Secured Lender to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

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7. Resignation by the Collateral Agent.

(a) The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Collateral Agent hereunder.

(c) If a successor Collateral Agent shall not have been so appointed within said 30-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 30-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with respect to Collateral. Each Secured Lender agrees with all other Secured Parties and the Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its Security Interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement), and (ii) that such Secured Lenders have no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Agreement including this Exhibit C shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

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EXHIBIT D

Form of Intellectual Property Security Agreement

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EXECUTION VERSION

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of August 29, 2018, by Attis Industries Inc., a New York corporation (the “Grantor”), in favor of MEF I, L.P., a Delaware limited partnership, FirstFire Global Opportunities Fund LLC, a Delaware limited liability company, Hudson Bay Master Fund Ltd., an entity formed in the Cayman Islands and Anson Investments Master Fund LP, an entity formed in the Cayman Islands as secured lenders (collectively, the “Secured Lenders”).

WHEREAS:

A.	Reference is made to that certain Security Agreement, dated as of August 29, 2018 (the “Security Agreement”), entered into by and among the Grantor, the other Debtors (as defined in the Security Agreement) as parties thereto, and the Secured Lenders, which secures certain now existing and future arising obligations owing to the Secured Lenders under the Transaction Documents (as defined in the Purchase Agreement (as defined below)), as provided in the Security Agreement;

B.	Pursuant to the Security Agreement and that certain Securities Purchase Agreement (the “Purchase Agreement”), entered into between the Grantor and Secured Lenders, the Grantor is required to execute and deliver to the Secured Lenders this Agreement;

C.	Pursuant to the terms of the Security Agreement, the Grantor has granted to the Secured Lenders, a security interest in substantially all the assets of the Grantor, including all right, title and interest of the Grantor in, the IP Collateral (as defined below); and

D.	Capitalized terms used and not otherwise defined herein that are defined in the Security Agreement or the Purchase Agreement shall have the meanings given such terms in the Security Agreement or the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby grants to the Secured Lenders, to secure the Obligations (as defined in the Security Agreement), a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired:

1.   Each United States and foreign trademark and trademark application, including, without limitation, each United States federally registered trademark and trademark application referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

2.   Each trademark license, including, without limitation, each trademark license listed on Schedule 1 annexed hereto, together with all goodwill associated therewith;

3.   All products and proceeds of the foregoing items 1 through 2, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any trademark, including, without limitation, any trademark referred to in Schedule 1 annexed hereto, any trademark issued pursuant to a trademark application referred to in Schedule 1 and any trademark licensed under any trademark license listed on Schedule 1 annexed hereto (items 1 through 3 being herein collectively referred to as the “Trademark Collateral”);

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4.   Each United States and foreign patent and patent application, including, without limitation, each United States federally registered patent and patent application referred to in Schedule 2 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

5.   Each patent license, including, without limitation, each patent license listed on Schedule 2 annexed hereto, together with all goodwill associated therewith;

6.   All income, royalties, proceeds and liabilities of the foregoing items 4 through 5, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any patent, including, without limitation, any patent referred to in Schedule 2 annexed hereto, any patent issued pursuant to a patent application referred to in Schedule 2 and any patent licensed under any patent license listed on Schedule 2 annexed hereto (items 4 through 6 being herein collectively referred to as the “Patent Collateral”);

7.   If applicable, each United States and foreign copyright and copyright application, including, without limitation, each United States federally registered copyright and copyright application referred to in Schedule 3 annexed hereto, together with any renewals, reversions or extensions thereof and all goodwill associated therewith;

8.   If applicable, each copyright license, including, without limitation, each copyright license listed on Schedule 3 annexed hereto, together with all goodwill associated therewith; and

9.   All products and proceeds of the foregoing items 7 through 8, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any copyright, including, without limitation, any copyright referred to in Schedule 3 annexed hereto, any copyright issued pursuant to a copyright application referred to in Schedule 3 and any copyright licensed under any copyright license listed on Schedule 3 annexed hereto (items 7 through 9 being herein collectively referred to as the “Copyright Collateral”; items 1 through 9 being herein (i.e., the Trademark Collateral, the Patent Collateral, and the Copyright Collateral) collectively referred to as the “IP Collateral”).

The security interests granted under this Agreement are granted in conjunction with the security interests granted to the Secured Lenders, pursuant to the Security Agreement and the other Transaction Documents. The Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Lenders with respect to the security interest in the IP Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Transaction Documents.

Grantor shall give Secured Lenders prior written notice of no less than five (5) Business Days before filing any additional application for registration of any trademark and prompt notice in writing of any additional trademark registrations, patent registration, or copyright registrations granted therefor after the date hereof. Without limiting Grantor’s obligations under this paragraph, Grantor hereby authorizes Secured Lenders unilaterally to modify this Agreement by amending Schedules 1, 2, or 3 to include any future United States registered trademarks, patents, copyrights or applications therefor of Grantor, provided that Secured Lenders notifies Grantor in writing no more than five (5) Business Days following such amendment. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedules 1, 2, or 3 shall in any way affect, invalidate or detract from Secured Lenders’ continuing security interests in all Collateral, whether or not listed on Schedule 1, 2, or 3.

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Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their trademarks subject to the security interest hereunder.

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

This Agreement is a Transaction Document. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement.

This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto (a) agree that any legal action or proceeding with respect to this Agreement or any other agreement, document, or other instrument executed in connection herewith or therewith, shall be brought in any state or federal court located within the City of New York, New York, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Grantor has caused this Intellectual Property Security Agreement to be duly executed by its duly authorized officer thereunto as of the date first set forth above.

ATTIS INDUSTRIES INC., a New York corporation

By:
Name:	Jeffrey S. Cosman
Title:	Chief Executive Officer

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Acknowledged:

MEF I, L.P.,
a Delaware limited partnership, as Secured Lender

By:
Name:
Title:

173

Acknowledged:

Firstfire Global Opportunities Fund LLC,
a Delaware limited liability company, as Secured Lender

By:
Name:
Title:

174

Acknowledged:

Hudson Bay Master Fund Ltd.,
an entity formed in the Cayman Islands, as Secured Lender

By:
Name:
Title:

175

Acknowledged:

Anson Investments Master Fund LP,
an entity formed in the Cayman Islands, as Secured Lender

By:
Name:
Title:

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EXHIBIT E

Form of Transfer Agent Instruction Letter

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IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

ATTIS INDUSTRIES INC.

Date: August 29, 2018

Direct Transfer LLC

500 Perimeter Drive, Suite D

Morrisville, North Carolina 27560

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement ( the “Agreement”) dated as of August 29, 2018 by and among ATTIS INDUSTRIES INC. (the “Company”), [●] (the “Purchaser”) and each of the other purchasers named therein, pursuant to which the Purchaser acquired and became the beneficial owner of (i) an 8% Senior Secured Convertible Promissory Note in the aggregate principal amount of $[•] (the “Note”), which is convertible into shares of common stock (the “Common Stock”) (all shares of Common Stock issuable to the Purchaser (or its brokers) upon conversion, redemption or otherwise under the Note (the “Conversion Shares”) of the Company, and (ii) a Common Stock Purchase Warrant (the “Warrant”), to initially purchase up to [•] shares of Common Stock (all shares of Common Stock issuable to the Purchaser (or its brokers) upon exercise of the Warrant or that the Company is otherwise required to issue to the Purchaser (or its broker) upon exercise of the Warrant, the “Warrant Shares,” and together with the Conversion Shares, collectively, the “Shares”). A true, correct and complete copy of the Note is attached as Exhibit “A” hereto and a true, correct and complete copy of the Warrant is attached as Exhibit “B”. The Agreement, the Note and the Warrant shall collectively be referred to as the “Transaction Documents.”

Direct Transfer LLC (“you,” the “transfer Agent,” the “Transfer Agent” or words of similar meaning) should familiarize yourself with your issuance and delivery obligations under the Transaction Documents, as Transfer Agent, contained therein. Upon each conversion of the Note and/or the exercise of the Warrant by the Purchaser, the shares of Common Stock to be issued are to be registered in the name of the Purchaser.

You are hereby irrevocably authorized and instructed to reserve and agree to reserve a number of shares of Common Shares (initially, [●]), subject to any stock splits or adjustments, of the Company equal to the Required Minimum (as defined in the Agreement) (assuming the effectiveness of Shareholder Approval (as defined in the Purchase Agreement)), for issuance upon full conversion of the Note and/or full exercise of the Warrant and related obligations in accordance with the terms of the Transaction Documents. The amount of Common Shares so reserved shall automatically replenish after each conversion and exercise (as the case may be) and shall remain reserved so long as the Note and/or Warrant remain outstanding. This means that all conversions of the Note and exercises of the Warrant will be out of authorized shares of Common Stock, and not shares of Common Stock reserved for the benefit of the Purchaser hereunder. If the number of the authorized shares of Common Stock are insufficient to effect a conversion notice or an exercise notice, then the Transfer Agent shall issue from the reserved shares of Common Stock. The amount of Common Stock so reserved shall be increased, from time to time, by written instructions by the Purchaser to increase the amount of shares of Common Stock held in reserve and you agree to honor such instructions and reserve such amount of additional shares, without any further action, consent or authorization of the Company. The Company also requires that as long as the Purchaser, or any of its affiliates, holds any securities of the Company, including but not limited to Note, Common Stock, or Warrant of the Company (the “Securities”), the transfer agent must disclose, the shares authorized and outstanding, as well as the cost basis on any Common Stock issuance, to the Purchaser as requested by the Purchaser, the number of shares of Common Stock held in reserve for the Purchaser and any other information requested by the Purchaser including any other share of Common Stock held in reserve for any other person or entity.

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The ability to convert the Note and/or exercise the Warrant in a timely manner is a material obligation of the Company. Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Company (without any restrictive legend) to the Purchaser without any further action or confirmation by the Company.

You hereby agree to the forgoing, and agree to comply with such authorization and instruction without any further action, consent or confirmation by the Company upon: (i) receipt of a notice of conversion (the “Conversion Notice”) or a notice of exercise (an “Exercise Notice”), as the case may be, and executed by the Purchaser, and (ii) an opinion of counsel of the Purchaser or the Company’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock issued to the Purchaser pursuant to the Conversion Notice, Exercise Notice or otherwise (as the case may be) are either registered for resale under the Securities Act of 1933, as amended (the “Securities Act”) not “restricted securities” as defined in Rule 144 and should be issued to the Purchaser without any restrictive legend or such Common Stock may be sold pursuant to another exemption from registration under the Securities Act.

The Company hereby requests that you act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of the shares of Common Stock pursuant to any Conversion Notices, Exercise Notices or otherwise received from the Purchaser. The Purchaser agrees that each time such Conversion Notice is delivered to your firm, the Company agrees to pre-pay the full cost of processing the Conversion Notice. Direct Transfer LLC and the Purchaser understand and agree that the current cost of processing each such Conversion transaction is estimated to be between $250.00 and $450.00 though the Purchaser understands and agree that Direct Transfer LLC 's fee schedule is subject to change.

It is further agreed that each issuance/conversion/exercise will be accompanied by all pertinent paperwork in order to comply with Rule 144, including, without limitation, a proper legal opinion and 144 representation letter acceptable to the Transfer Agent.

Each of the Company and the Purchaser understand that the Transfer Agent shall not be required to perform any issuances or transfers of shares if (i) such issuance or transfer would result in a violation of any terms of the Transfer Agent Agreement, (ii) such issuance or transfer would be in violation of any state or federal securities laws or regulation, or (iii) the issuance or transfer would be prohibited or stopped pursuant to a court order.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

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The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these irrevocable instructions within five (5) business days. The Company also agrees that in the event that the Transfer Agent resigns from their position and there is a new designated transfer agent for the Company, the Purchaser will be informed of such changes within two (2) days of the designation. The Transfer Agent agrees that notwithstanding anything contained herein, the Transfer Agent shall not provide the share data file to any new transfer agent unless and until such transfer agent agrees to be bound by the terms and conditions of these irrevocable instructions.

The parties hereto agree that because the Purchaser are intended third party beneficiaries of this Agreement, no amendment or modification to the instructions set forth herein may be made without the express written consent of the Purchaser.

No separate share issuance resolution from the Company is required with respect to each exercise or conversion of the Warrant and issuance of Warrant Shares and conversion of the Note and issuance of Conversion Shares. You shall rely exclusively on the instructions in this agreement and shall have no liability for relying on any notice of exercise, notice of conversion or similar document or instructions provided by the Purchaser. Any notice of exercise, notice of conversion or similar document delivered hereunder shall constitute irrevocable instructions to you to process such notice or notices in accordance with the terms thereof, without any further direction or inquiry. Such notice or notices may be transmitted to you by fax, email, or any commercially reasonable method.

The Company hereby confirms to you and to the Purchaser that no instruction other than as contemplated herein (including instructions to increase the shares reserve for the Purchaser provided above as necessary) will be given to you by the Company with respect to the matters referenced herein. The Company hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of the Company or any other person/entity purporting to represent the Company.

The Company acknowledges that the Purchaser is relying on the representations and covenants made by the Company in this agreement and that the representations and covenants contained in this agreement constitute a material inducement to the Purchaser purchasing the Notes and Warrants. The Company further acknowledges that without such representations and covenants of the Company, the Purchaser would not have purchased the Notes and Warrants.

The Purchaser is an intended third-party beneficiary of this agreement. The parties hereto specifically acknowledge and agree that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Purchaser will be irreparably damaged, and that damages at law would be an inadequate remedy if this Letter were not specifically enforced. Therefore, in the event of a breach or threatened breach of this agreement, the Purchaser shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for a specific performance of the provisions of this Letter.

This agreement shall be fully binding and enforceable against the Company even if it is not signed by you. If the Company takes (or fails to take) any action contrary to this agreement, then such action or inaction will constitute a default under the Transaction Documents. Although no additional direction is required by the Company, any refusal by the Company to immediately confirm this agreement and the instructions contemplated herein to you will constitute a default under the Transaction Documents.

This agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

[Signature Page Follows]

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Please execute this agreement in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,
ATTIS INDUSTRIES INC.

By:
Name:	Jeffrey S. Cosman
Title:	Chief Executive Officer

By:
Name:
Title:

[●]

By:
Name:
Title:

[Signature Page to Transfer Agent Instruction Letter]

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Exhibit “A”

8% Senior Secured Convertible Promissory Notes

182

Exhibit “B”

Common Stock Purchase Warrants

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EXHIBIT F

Form of Common Stock Purchase Warrant

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EXECUTION VERSION

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FORM OF
COMMON STOCK PURCHASE WARRANT ATTIS INDUSTRIES INC.

Warrant Shares: [●]	Initial Issuance Date: August 29, 2018

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [●] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date Shareholder Approval is effective (the “Initial Exercise Date”) and on or prior to 11:59 P.M. New York Time on the five year anniversary of the Initial Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Attis Industries Inc., a New York corporation (the “Company”), up to [•] shares (subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1   Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated August 29, 2018, among the Company and the Holder.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning ascribed to such term in Section 3(e).

“Base Share Price” shall have the meaning ascribed to such term in Section 3(b).

“Beneficial Ownership Limitation” shall have the meaning ascribed to such term in Section 2(e).

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“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Black Scholes Value” shall have the meaning ascribed to such term in Section 3(e).

“Bloomberg” means Bloomberg, L.P.

“Business Day” means any day except any Saturday, any Sunday, and any day on which the Federal Reserve Bank of New York is closed.

“Buy-In” shall have the meaning ascribed to such term in Section 2(d)(iv).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.025 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Dilutive Issuance” shall have the meaning ascribed to such term in Section 3(b).

“Dilutive Issuance Notice” shall have the meaning ascribed to such term in Section 3(b).

“Distribution” shall have the meaning ascribed to such term in Section 3(d).

“DWAC” shall have the meaning ascribed to such term in Section 2(d).

“Exempt Issuance” shall have the meaning ascribed to such term in Section 3(b).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Transaction” shall have the meaning ascribed to such term in Section 3(h).

“Exercise Price” shall have the meaning ascribed to such term in Section 2(b).

“Fundamental Transaction” has the meaning ascribed to such term in Section 3(e).

“Holder” shall have the meaning ascribed to such term in the Preamble.

“Initial Exercise Date” has the meaning set forth on page 1 of this Warrant.

“Initial Issuance Date” has the meaning set forth on page 1 of this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Rights” shall have the meaning ascribed to such term in Section 3(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Standard Settlement Period” shall have the meaning ascribed in Section 2(d)(i).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) of the Purchase Agreement and shall also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof to the extent permitted under the Security Agreement.

“Successor Entity” shall have the meaning ascribed to such term in Section 3(e).

“Termination Date” has the meaning set forth on page 1 of this Warrant.

“Third Party Exchange Transfer” shall have the meaning ascribed to such term in Section 3(h).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; or the New York Stock Exchange (or any successor to any of the foregoing).

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant” shall have the meaning ascribed to such term in the Preamble.

“Warrant Register” shall have the meaning ascribed to such term in Section 4(c).

“Warrant Share Delivery Date” shall have the meaning ascribed to such term in Section 2(d).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Section 2   Exercise.

(a)   Exercise of Warrant. Exercise of the right to purchase shares of Common Stock represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days, and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. Unless required by the Transfer Agent, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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(b)   Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.60, subject to adjustment hereunder (the “Exercise Price”).

(c)   Cashless Exercise. If at any time after the six-month anniversary of the Initial Closing Date (as defined in the Purchase Agreement), there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

A.	(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

B.	(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

C.	If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

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(d)   Mechanics of Exercise.

i.    Delivery of Warrant Shares Upon Exercise. Subject to delivery of the Exercise Price for Warrant Shares pursuant to Sections 2(a) or 2(c) hereof, the Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder, or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company pursuant to Section 2(a) hereof, and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days, and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii.    Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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iii.    Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.    Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of$10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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vi.    Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder: provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form, in the form attached hereto as Exhibit B, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

vii.    Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e)   Holder's Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section l3(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days' prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3   Certain Adjustments.

(a)   Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)   Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued; provided that if such Common Stock or Common Stock Equivalents are issued in tranches such adjustment shall be made at the first closing of such issuance. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance (as defined below). The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. “Exempt Issuance” means (i) the issuance of Common Stock by the Company pursuant to the terms and conditions of the Purchase Agreement, (ii) the issuance of (a) Conversion Shares upon conversion of any Note in accordance with the terms of the Notes, which for the avoidance of doubt, includes any adjustment to the conversion price prior to conversion thereof, and (b) Warrant Shares upon exercise of this Warrant or any other Warrants issued under the Purchase Agreement in accordance with the terms of the Warrants, which for the avoidance of doubt, includes any adjustment to the exercise price prior to exercise hereof or thereof, (iii) shares of Common Stock or options to employees, officers, directors, consultants, advisors or contractors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, and (iv) the issuance of Common Stock upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of the Purchase Agreement pursuant to terms and conditions applicable to such Common Stock Equivalents in effect as of the date of the Purchase Agreement and disclosed in filings of the Company with the Commission prior to the date of the Purchase agreement, provided that such Common Stock Equivalents have not been amended since the date of the Purchase Agreement to increase the number of such Common Stock Equivalents or shares of Common Stock issuable upon the exercise or exchange of or conversion of such Common Stock Equivalents, or to decrease the exercise price, exchange price or conversion price of such Common Stock Equivalents (other than Common Stock Equivalents issued and outstanding on the date of the Purchase Agreement, subject to exchange prices or conversion prices adjustable pursuant to anti-dilution protection or in connection with stock splits or combinations) or to extent the terms of such Common Stock Equivalents.

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(c)   Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d)   Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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(e)   Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of one hundred percent (100%) and the one hundred (100) day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction, and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such Fundamental Transaction, and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction, and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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(f)    Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g)   Notice to Holder.

(1)   Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(2)   Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(h)   Exchange Transactions. So long as the Note remains outstanding, neither the Company nor any of its Affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the Holder’s sole discretion), directly or indirectly: (a) solicit, initiate, encourage or accept any other inquiries, proposals or offers from any Person (other than the Holder) relating to any exchange (i) of any security of the Company or any of its Subsidiaries for any other security of the Company or any of its Subsidiaries; or (ii) of any indebtedness or other securities of, or claim against, the Company or any of its Subsidiaries relying on the exemption provided by Section 3(a)(10) of the Securities Act (any such transaction described in clauses (i) or (ii), an “Exchange Transaction”); (b) enter into, effect, alter, amend, announce or recommend to its shareholders any Exchange Transaction with any Person (other than the Holder); or (c) participate in any discussions, conversations, negotiations or other communications with any Person (other than the Holder) regarding any Exchange Transaction, or furnish to any Person (other than the Holder) any information with respect to any Exchange Transaction, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Holder) to seek an Exchange Transaction involving the Company or any of its Subsidiaries. In addition, for so long as any of the Warrants remain outstanding, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Holder (which consent may be withheld, delayed or conditioned in the Holder’s sole discretion), directly or indirectly, cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Holder) to effect any acquisition of securities or indebtedness of, or claim against, the Company by such Person from an existing holder of such securities, indebtedness or claim in connection with a proposed exchange of such securities or indebtedness of, or claim against, the Company (whether pursuant to Section 3(a)(9) or 3(a)(10) of the Securities Act or otherwise) (a “Third Party Exchange Transfer”). The Company, its Affiliates and Subsidiaries, and each of its and their respective officers, employees, directors, agents or other representatives shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons (other than the Holder) with respect to any of the foregoing. The Company shall promptly (and in no event later than 24 hours after receipt) notify (which notice shall be provided orally and in writing and shall identify the Person making the inquiry, request, proposal or offer and set forth the material terms thereof) the Holder after receipt of any inquiry, request, proposal or offer relating to any Exchange Transaction or Third Party Exchange Transfer, and shall promptly (and in no event later than twenty-four (24) hours after receipt) provide copies to the Holder of any written inquiries, requests, proposals or offers relating thereto. The Company agrees that it and its affiliates and Subsidiaries, and each of its and their respective officers, employees, directors, agents or other representatives Subsidiaries will not enter into any agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to the Holder in accordance with this provision. For all purposes of this Agreement, violations of the restrictions set forth in this Section 3(h) by any Subsidiary or Affiliate of the Company, or any officer, employee, director, agent or other representative of the Company or any of its Subsidiaries or Affiliates shall be deemed a direct breach of this Section 3(h) by the Company.

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Section 4   Transfer of Warrant.

(a)   Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within five (5) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)   New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Issuance Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)   Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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(d)   Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5(k).

(e)   Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5   Miscellaneous.

(a)   No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

(b)   Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)   Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)   Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a number of shares of Common Stock equal to the Required Amount. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the rights to purchase Warrant Shares under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the rights to purchase Warrant Shares represented by this Warrant will, upon exercise of the rights to purchase Warrant Shares represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

    Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)   Governing Law, Etc. The parties hereto expressly and irrevocably agree that this Warrant shall be governed by and construed and enforced exclusively in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning this Warrant (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute with regard to this Warrant and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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(f)    Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(g)   Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 12540 Broadwell Road, Suite 2104, Milton, GA 30004, Attention: Chief Executive Officer, email address: [Email], or such other email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 5(g), with a copy, which shall not constitute notice, to Cozen O’Connor, One Oxford Centre, 301 Grant Street, 41st Floor, Pittsburgh, PA 15219, Attn: Jeremiah G. Garvey, Esq., e-mail address: jgarvey@cozen.com. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be delivered to the Holder pursuant to the provisions set forth in the Purchase Agreement, or such other email address or address as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section 5(g). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 5(g) prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 5(g) on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

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(h)   Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(i)   Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(j)   Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(k)   Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(l)   Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m)   Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(n)   Automatic Exercise on the Termination Date. In the event that, upon the Termination Date, the VWAP on the Trading Day immediately preceding the Termination Date as determined in accordance with this Warrant above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to a Cashless Exercise pursuant to Section 2(c) of this Warrant as to all shares (or such other securities) for which this Warrant shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the shares (or such other securities) issued upon such exercise to the Holder.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ATTIS INDUSTRIES INC., a New York corporation

By:
Name:	Jeffrey S. Cosman
Title:	Chief Executive Officer

[Signature Page to Attis Industries Inc. Common Stock Purchase Warrant]

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EXHIBIT A

NOTICE OF EXERCISE

TO: ATTIS INDUSTRIES INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐   in lawful money of the United States; or

☐  if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

 The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

 (4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Investing Entity: ________________________________________________________

Signature of Authorized Signatory of Investing Entity: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Date: _________________________________________________________________________

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EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:__________, _______

Holder's Signature: ____________________

Holder's Address: ____________________

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